Proof of November 14, 1994                                 EXHIBIT NO. 4-2














                                 NUI CORPORATION


                                       To


                    FIRST FIDELITY BANK, NATIONAL ASSOCIATION


                                   as Trustee


                              _____________________


                                    INDENTURE


                         Dated as of __________ __, 1994



                             ______________________

                                TABLE OF CONTENTS

                                                                         Page


                                   ARTICLE ONE . . . . . . . . . . . . .    1

   Definitions and Other Provisions of General Application . . . . . . .    1
        SECTION 101.Definitions. . . . . . . . . . . . . . . . . . . . .    1
             "Act" . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
             "Affiliate" . . . . . . . . . . . . . . . . . . . . . . . .    2
             "Authenticating Agent"  . . . . . . . . . . . . . . . . . .    2
             "Board of Directors"  . . . . . . . . . . . . . . . . . . .    2
             "Board Resolution"  . . . . . . . . . . . . . . . . . . . .    2
             "Business Day"  . . . . . . . . . . . . . . . . . . . . . .    2
             "Company" . . . . . . . . . . . . . . . . . . . . . . . . .    2
             "Company Request" or "Company Order"  . . . . . . . . . . .    2
             "Corporate Trust Office"  . . . . . . . . . . . . . . . . .    2
             "Corporation" . . . . . . . . . . . . . . . . . . . . . . .    2
             "Defaulted Interest"  . . . . . . . . . . . . . . . . . . .    2
             "Depository"  . . . . . . . . . . . . . . . . . . . . . . .    3
             "Eligible Obligations"  . . . . . . . . . . . . . . . . . .    3
             "Event of Default"  . . . . . . . . . . . . . . . . . . . .    3
             "Excepted Encumbrances" . . . . . . . . . . . . . . . . . .    3
             "Excepted Property" . . . . . . . . . . . . . . . . . . . .    3
             "Exchange Act"  . . . . . . . . . . . . . . . . . . . . . .    3
             "Global Instrument" . . . . . . . . . . . . . . . . . . . .    3
             "Government Obligations"  . . . . . . . . . . . . . . . . .    3
             "Holder"  . . . . . . . . . . . . . . . . . . . . . . . . .    3
             "Indenture" . . . . . . . . . . . . . . . . . . . . . . . .    3
             "Instrument"  . . . . . . . . . . . . . . . . . . . . . . .    4
             "Instrument Register" and "Instrument Registrar"  . . . . .    4
             "interest"  . . . . . . . . . . . . . . . . . . . . . . . .    4
             "Interest Payment Date" . . . . . . . . . . . . . . . . . .    4
             "LIBOR Instrument"  . . . . . . . . . . . . . . . . . . . .    4
             "London Banking Day"    . . . . . . . . . . . . . . . . . .    4
             "Maturity"  . . . . . . . . . . . . . . . . . . . . . . . .    4
             "Notice of Default" . . . . . . . . . . . . . . . . . . . .    4
             "Officers' Certificate" . . . . . . . . . . . . . . . . . .    4
             "Opinion of Counsel"  . . . . . . . . . . . . . . . . . . .    4
             "Original Issue Discount Instrument"  . . . . . . . . . . .    4
             "Outstanding" . . . . . . . . . . . . . . . . . . . . . . .    4
             "Paying Agent"  . . . . . . . . . . . . . . . . . . . . . .    5
             "Periodic Offering" . . . . . . . . . . . . . . . . . . . .    5
             "Person"  . . . . . . . . . . . . . . . . . . . . . . . . .    5
             "Place of Payment"  . . . . . . . . . . . . . . . . . . . .    5
             "Predecessor Instrument"  . . . . . . . . . . . . . . . . .    5
             "Redemption Date" . . . . . . . . . . . . . . . . . . . . .    6
             "Redemption Price"  . . . . . . . . . . . . . . . . . . . .    6
             "Regular Record Date" . . . . . . . . . . . . . . . . . . .    6
             "SEC" . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
             "Special Record Date" . . . . . . . . . . . . . . . . . . .    6
             "Stated Maturity" . . . . . . . . . . . . . . . . . . . . .    6
             "Subsidiary"  . . . . . . . . . . . . . . . . . . . . . . .    6
             "Trust Indenture Act" . . . . . . . . . . . . . . . . . . .    6
             "Trustee" . . . . . . . . . . . . . . . . . . . . . . . . .    6
        SECTION 102.   Compliance Certificates and Opinions. . . . . . .    6
        SECTION 103.   Form of Documents Delivered to Trustee. . . . . .    7



        SECTION 104.   Acts of Holders.  . . . . . . . . . . . . . . . .    7
        SECTION 105.   Notices, Etc., to Trustee and Company . . . . . .    8
        SECTION 106.   Notice to Holders; Waiver.  . . . . . . . . . . .    8
        SECTION 107.   Conflict with Trust Indenture Act.  . . . . . . .    9
        SECTION 108.   Effect of Headings and Table of Contents. . . . .    9
        SECTION 109.   Successors and Assigns. . . . . . . . . . . . . .    9
        SECTION 110.   Separability Clause.  . . . . . . . . . . . . . .    9
        SECTION 111.   Benefits of Indenture.  . . . . . . . . . . . . .    9
        SECTION 112.   Governing Law.  . . . . . . . . . . . . . . . . .    9
        SECTION 113.   Legal Holidays. . . . . . . . . . . . . . . . . .   10
        SECTION 114.   Incorporators, Stockholders, Officers and
                       Directors of the Company Exempt from Individual
                       Liability.  . . . . . . . . . . . . . . . . . . .   10
        SECTION 115.   Duplicate Originals.  . . . . . . . . . . . . . .   10

                                   ARTICLE TWO . . . . . . . . . . . . .   10

   Instrument Forms  . . . . . . . . . . . . . . . . . . . . . . . . . .   10
        SECTION 201.   Forms Generally.  . . . . . . . . . . . . . . . .   10
        SECTION 202.   Form of Trustee's Certificate of Authentication.    11
        SECTION 203.   Form of Legend for Global Instruments.  . . . . .   11

                                  ARTICLE THREE  . . . . . . . . . . . .   12

   The Instruments . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
        SECTION 301.   Amount Unlimited, Issuable in Series  . . . . . .   12
        SECTION 302.   Denominations.  . . . . . . . . . . . . . . . . .   14
        SECTION 303.   Execution, Authentication, Delivery and Dating. .   14
        SECTION 304.   Temporary Instruments . . . . . . . . . . . . . .   17
        SECTION 305.   Registration; Registration of Transfer and
                       Exchange. . . . . . . . . . . . . . . . . . . . .   17
        SECTION 306.   Mutilated, Destroyed, Lost and Stolen
                       Instruments.  . . . . . . . . . . . . . . . . . .   19
        SECTION 307.   Payment of Interest; Interest Rights Preserved. .   19
        SECTION 308.   Persons Deemed Owners.  . . . . . . . . . . . . .   20
        SECTION 309.   Cancellation. . . . . . . . . . . . . . . . . . .   21
        SECTION 310.   Computation of Interest.  . . . . . . . . . . . .   21
        SECTION 311.   CUSIP Numbers.  . . . . . . . . . . . . . . . . .   21

                                  ARTICLE FOUR . . . . . . . . . . . . .   22

   Satisfaction and Discharge  . . . . . . . . . . . . . . . . . . . . .   22
        SECTION 401.   Satisfaction and Discharge. . . . . . . . . . . .   22
        SECTION 402.   Application of Trust Money. . . . . . . . . . . .   23
        SECTION 403.   Repayment to the Company. . . . . . . . . . . . .   24

                                  ARTICLE FIVE . . . . . . . . . . . . .   24

   Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
        SECTION 501.   Events of Default.  . . . . . . . . . . . . . . .   24
        SECTION 502.   Acceleration of Maturity; Rescission and
                       Annulment.  . . . . . . . . . . . . . . . . . . .   25
        SECTION 503.   Collection of Indebtedness and Suits for
                       Enforcement by Trustee. . . . . . . . . . . . . .   27
        SECTION 504.   Trustee May File Proofs of Claim. . . . . . . . .   28
        SECTION 505.   Trustee May Enforce Claims Without Possession of
                       Instruments.  . . . . . . . . . . . . . . . . . .   28
        SECTION 506.   Application of Money Collected. . . . . . . . . .   29



                                                                         Page

        SECTION 507.   Limitation on Suits.  . . . . . . . . . . . . . .   29
        SECTION 508.   Unconditional Right of Holders to Receive
                       Principal, Premium and Interest.  . . . . . . . .   30
        SECTION 509.   Restoration of Rights and Remedies. . . . . . . .   30
        SECTION 510.   Rights and Remedies Cumulative. . . . . . . . . .   30
        SECTION 511.   Delay or Omission Not Waiver. . . . . . . . . . .   30
        SECTION 512.   Control by Holders. . . . . . . . . . . . . . . .   30
        SECTION 513.   Waiver of Past Defaults.  . . . . . . . . . . . .   31
        SECTION 514.   Undertaking for Costs.  . . . . . . . . . . . . .   32
        SECTION 515.   Waiver of Stay or Extension Laws. . . . . . . . .   32

                                   ARTICLE SIX . . . . . . . . . . . . .   33

   The Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
        SECTION 601.   Certain Rights of Trustee.  . . . . . . . . . . .   33
        SECTION 602.   Not Responsible for Recitals or Issuance of
                       Instruments.  . . . . . . . . . . . . . . . . . .   34
        SECTION 603.   May Hold Instruments. . . . . . . . . . . . . . .   34
        SECTION 604.   Money Held in Trust.  . . . . . . . . . . . . . .   34
        SECTION 605.   Compensation and Reimbursement. . . . . . . . . .   34
        SECTION 606.   Corporate Trustee Required; Eligibility.  . . . .   35
        SECTION 607.   Resignation and Removal; Appointment of
                       Successor.  . . . . . . . . . . . . . . . . . . .   35
        SECTION 608.   Acceptance of Appointment by Successor. . . . . .   37
        SECTION 609.   Merger, Conversion, Consolidation or Succession
                       to Business.  . . . . . . . . . . . . . . . . . .   38
        SECTION 610.   Appointment and Qualification of Authenticating
                       Agent.  . . . . . . . . . . . . . . . . . . . . .   38

                                  ARTICLE SEVEN  . . . . . . . . . . . .   40

   Holders' Lists and Reports by Trustee and Company . . . . . . . . . .   40
        SECTION 701.   Company to Furnish Trustee Names and Addresses of
                       Holders.  . . . . . . . . . . . . . . . . . . . .   40
        SECTION 702.   Preservation of Information; Communications to
                       Holders.  . . . . . . . . . . . . . . . . . . . .   40
        SECTION 703.   Reports by Trustee. . . . . . . . . . . . . . . .   41
        SECTION 704.   Reports by Company. . . . . . . . . . . . . . . .   41

                                  ARTICLE EIGHT  . . . . . . . . . . . .   42

   Consolidation, Merger, Conveyance, Transfer, Sale or Lease  . . . . .   42
        SECTION 801.   Company May Consolidate, Etc., Only on Certain
                       Terms.  . . . . . . . . . . . . . . . . . . . . .   42
        SECTION 802.   Successor Corporation Substituted.  . . . . . . .   42

                                  ARTICLE NINE . . . . . . . . . . . . .   43

   Supplemental Indentures . . . . . . . . . . . . . . . . . . . . . . .   43
        SECTION 901.   Supplemental Indentures Without Consent of
                       Holders.  . . . . . . . . . . . . . . . . . . . .   43
        SECTION 902.   Supplemental Indentures with Consent of Holders.    44
        SECTION 903.   Execution of Supplemental Indentures. . . . . . .   45
        SECTION 904.   Effect of Supplemental Indentures.  . . . . . . .   45
        SECTION 905.   Reference in Instruments to Supplemental
                       Indentures. . . . . . . . . . . . . . . . . . . .   45



                                                                         Page

        SECTION 906.   Conformity with Trust Indenture Act.  . . . . . .   45


                                   ARTICLE TEN . . . . . . . . . . . . .   46

   Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
        SECTION 1001.  Payment of Principal, Premium and Interest. . . .   46
        SECTION 1002.  Maintenance of Office or Agency.  . . . . . . . .   46
        SECTION 1003.  Money for Instrument Payments to Be Held in
                       Trust.  . . . . . . . . . . . . . . . . . . . . .   46
        SECTION 1004.  Corporate Existence.  . . . . . . . . . . . . . .   47
        SECTION 1005.  Maintenance of Properties.  . . . . . . . . . . .   48
        SECTION 1006.  Statement as to Compliance. . . . . . . . . . . .   48
        SECTION 1007.  Negative Pledge.  . . . . . . . . . . . . . . . .   48
        SECTION 1008.  Waiver of Certain Covenants.  . . . . . . . . . .   52

                                 ARTICLE ELEVEN  . . . . . . . . . . . .   52

   Redemption of Instruments . . . . . . . . . . . . . . . . . . . . . .   52
        SECTION 1101.  Applicability of Article. . . . . . . . . . . . .   52
        SECTION 1102.  Election to Redeem; Notice to Trustee.  . . . . .   52
        SECTION 1103.  Selection by Trustee of Instruments to Be
                       Redeemed. . . . . . . . . . . . . . . . . . . . .   53
        SECTION 1104.  Notice of Redemption. . . . . . . . . . . . . . .   53
        SECTION 1105.  Deposit of Redemption Price.  . . . . . . . . . .   54
        SECTION 1106.  Instruments Payable on Redemption Date. . . . . .   54
        SECTION 1107.  Instruments Redeemed in Part. . . . . . . . . . .   54

                                 ARTICLE TWELVE  . . . . . . . . . . . .   55

   Sinking Funds . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
        SECTION 1201.  Applicability of Article. . . . . . . . . . . . .   55
        SECTION 1202.  Satisfaction of Sinking Fund Payments with
                       Instruments.  . . . . . . . . . . . . . . . . . .   55
        SECTION 1203.  Redemption of Instruments for Sinking Fund. . . .   55
























                                 NUI CORPORATION
            Reconciliation and Tie Sheet between Trust Indenture Act
             of 1939 and Indenture, dated as of __________ __, 1994

   Trust Indenture
     Act Section
                                                            Indenture Section
     310(a) (1)  . . . . . . . . . . . . . . . . . . . .                  606
        (a) (2)  . . . . . . . . . . . . . . . . . . . .                  606
        (a) (3)  . . . . . . . . . . . . . . . . . . . . .       Inapplicable
        (a) (4)  . . . . . . . . . . . . . . . . . . . . .       Inapplicable
        (a) (5)  . . . . . . . . . . . . . . . . . . . .                  606
        (b)      . . . . . . . . . . . . . . . . . . . . .           603, 607
        (c)      . . . . . . . . . . . . . . . . . . . . .       Inapplicable

     311(a)      . . . . . . . . . . . . . . . . . . . .                  603
        (b)      . . . . . . . . . . . . . . . . . . . .                  603
        (c)      . . . . . . . . . . . . . . . . . . . . .       Inapplicable

     312(a)      . . . . . . . . . . . . . . . . . . . . .           701, 702
        (b)      . . . . . . . . . . . . . . . . . . . .                  702
        (c)      . . . . . . . . . . . . . . . . . . . .                  702

     313(a)      . . . . . . . . . . . . . . . . . . . . .                703
        (b) (1)  . . . . . . . . . . . . . . . . . . . . .       Inapplicable
        (b) (2)  . . . . . . . . . . . . . . . . . . . . . .              703
        (c)      . . . . . . . . . . . . . . . . . . . . . .              703
        (d)      . . . . . . . . . . . . . . . . . . . . . .              703

     314(a) (1)  . . . . . . . . . . . . . . . . . . . .                  704
        (a) (2)  . . . . . . . . . . . . . . . . . . . .                  704
        (a) (3)  . . . . . . . . . . . . . . . . . . . .                  704
        (a) (4)  . . . . . . . . . . . . . . . . . . . . .               1006
        (b)      . . . . . . . . . . . . . . . . . . . . .       Inapplicable
        (c) (1)  . . . . . . . . . . . . . . . . . . . .                  102
        (c) (2)  . . . . . . . . . . . . . . . . . . . .                  102
        (c) (3)  . . . . . . . . . . . . . . . . . . . . .       Inapplicable
        (d)      . . . . . . . . . . . . . . . . . . . . .       Inapplicable
        (e)      . . . . . . . . . . . . . . . . . . . .                  102
        (f)      . . . . . . . . . . . . . . . . . . . . .       Inapplicable

     315(a)      . . . . . . . . . . . . . . . . . . . .                  601
        (b)      . . . . . . . . . . . . . . . . . . . .                  601
        (c)      . . . . . . . . . . . . . . . . . . . .                  601
        (d)      . . . . . . . . . . . . . . . . . . . .                  601
        (e)      . . . . . . . . . . . . . . . . . . . .                  514















     316(a) (l)  . . . . . . . . . . . . . . . . . . . . .           512, 513
        (a) (2)  . . . . . . . . . . . . . . . . . . . . .       Inapplicable
        (b)      . . . . . . . . . . . . . . . . . . . .                  508
        (c)      . . . . . . . . . . . . . . . . . . . . . .    104, 512, 513
                                                                    902, 1008

     317(a) (1)  . . . . . . . . . . . . . . . . . . . .                  503
        (a) (2)  . . . . . . . . . . . . . . . . . . . . .                504
        (b)      . . . . . . . . . . . . . . . . . . . . .               1003
     318(a)      . . . . . . . . . . . . . . . . . . . .                  107

   This reconciliation and Tie Sheet shall not, for any purpose, be deemed to be a part of the Indenture.





































          INDENTURE, dated as of __________ __, 1994 between NUI Corporation, a corporation duly organized and existing under the laws of the state of New Jersey (herein called the "Company"), having its principal office at 550 Route 202-206, Bedminster, New Jersey 07921, and First Fidelity Bank, National Association, a national bank organized, existing and authorized to accept and execute trusts of the character herein set out under and by virtue of the laws of the United States, as trustee (herein called the "Trustee"), having its principal corporate trust office at Newark, New Jersey.

                             RECITALS OF THE COMPANY

          The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (herein called the "Instruments"), unlimited as to principal amount, in one or more series as in this Indenture provided.

          All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

          This Indenture is subject to the provisions of the Trust Indenture Act of 1939 and the rules and regulations of the Securities and Exchange Commission promulgated thereunder that are required to be part of this Indenture and, to the extent applicable, shall be governed by such provisions.

                   NOW, THEREFORE, THIS INDENTURE WITNESSETH:

          For and in consideration of the premises and the purchase of the Instruments by the Holders (as herein defined) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Instruments or of any series thereof, as follows:

                                   ARTICLE ONE
             Definitions and Other Provisions of General Application

   SECTION 101.Definitions.

   For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

   (1) The terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

   (2) All other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

   (3) All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States as in effect from time to time; and

   (4) The words "herein," "hereof," "hereto" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.





   Certain terms used principally in certain Articles are defined in those Articles.

          "Act," when used with respect to any Holder, has the meaning specified in Section 104 hereof.

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Authenticating Agent" means the Person designated by the Trustee which at the time shall be designated and acting pursuant to Section 610 hereof.

          "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board.

          "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and which is delivered to the Trustee.

          "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which (i) is not a day on which banking institutions or trust companies in The City of New York or any Place of Payment are generally authorized or obligated by law, regulation or executive order to close and
   (ii) if with respect to an Instrument issued pursuant to this Indenture which is a LIBOR Instrument, is also a London Banking Day.

          "Company" means the Person named as the "Company" in the first paragraph of this Indenture until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor corporation.

          "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its President, an Executive Vice President, its Chief Financial Officer, its Chief Accounting Officer or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and which is delivered to the Trustee.

          "Corporate Trust Office" means the principal office of the Trustee, any Authenticating Agent, or any Paying Agent, as the case may be, at which at any particular time its corporate trust business shall be administered. Until notice of change thereof is given as provided in this Indenture, the Corporate Trust Office of the Trustee is located at 765 Broad Street, Newark, New Jersey 07102.

          "Corporation" includes corporations and, except for purposes of Article Eight hereof, associations, companies and business trusts.

          "Defaulted Interest" has the meaning specified in Section 307 hereof.



          "Depository" means, with respect to the Instruments of any series issuable or issued in the form of one or more Global Instruments, the Person designated as Depository by the Company pursuant to Section 301 hereof until a successor Depository shall have been appointed pursuant to Section 305 hereof, and thereafter "Depository" shall mean or include each Person who is then a Depository hereunder.

          "Eligible Obligations" means:

               (1) with respect to Instruments denominated in United States
   Dollars, Government   Obligations; or

               (2) with respect to Instruments denominated in a currency
   other than United States   Dollars or in a composite currency, such other
   obligations or instruments as shall be specified    with respect to such
   Instruments, as contemplated by Section 301 hereof.

          "Event of Default" has the meaning specified in Section 501 hereof.

          "Excepted Encumbrances" has the meaning specified in Section 1007 hereof.

          "Excepted Property" has the meaning specified in Section 1007 hereof.

          "Exchange Act" has the meaning specified in Section 303 hereof.

          "Global Instrument" means an Instrument bearing the legend specified in Section 203 hereof, evidencing all or part of a series of Instruments, issued to the Depository for such series or its nominee, and registered in the name of such Depository or nominee.

          "Government Obligations" means:

               (1) direct obligations of, or obligations the principal and
   interest on which are      unconditionally guaranteed by, the United
                              States of America entitled to the benefit of full faith and credit thereof; and

               (2) certificates, depositary receipts or other instruments
   which evidence a direct    ownership interest in obligations described in
   clause (1) above or in any specific interest or     principal payments due
   in respect thereof; provided, however, that the custodian of such obligations or specific interest or principal payments shall be a
   bank or trust company subject   to federal or state supervision or
   examination with a combined capital and surplus of at least   $50,000,000;
   and provided, further, however, that except as may be otherwise required
   by law,     such custodian shall be obligated to pay to the holders of
   such certificates, depositary receipts    or other instruments the full
   amount received by such custodian in respect of such obligations   or
   specific payments and shall not be permitted to make any deduction therefrom.

          "Holder" means a Person in whose name an Instrument is registered in the Instrument Register.





          "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and, with respect to any Instrument, by the terms and provisions of such Instrument established pursuant to Section 301 hereof (as such terms and provisions may be amended pursuant to the applicable provisions hereof).

          "Instrument" has the meaning stated in the first recital of this Indenture and more particularly means any Instruments authenticated and delivered pursuant to this Indenture.

          "Instrument Register" and "Instrument Registrar" have the respective meanings specified in Section 305 hereof.

          "interest," when used with respect to an Original Issue Discount Instrument which by its terms bears interest only after Maturity, means interest payable after Maturity.

          "Interest Payment Date," when used with respect to any Instrument, means the Stated Maturity of an installment of interest on such Instrument.

          "LIBOR Instrument" means an Instrument bearing interest at a floating rate determined by reference to a LIBOR interest rate basis.

          "London Banking Day" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

          "Maturity," when used with respect to any Instrument, means the date on which the principal of such Instrument or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

          "Notice of Default" has the meaning specified in Section 501 hereof.

          "Officers' Certificate" means a certificate signed by the Chairman of the Board, the President, an Executive Vice President, the Chief Financial Officer, the Chief Accounting Officer or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, that complies with the requirements of Section 314(e) of the Trust Indenture Act and which is delivered to the Trustee.

          "Opinion of Counsel" means a written opinion of counsel, who may be an employee of or counsel for the Company, that complies with the requirements of Section 314(e) of the Trust Indenture Act and which is delivered to the Trustee.

          "Original Issue Discount Instrument" means any Instrument which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502 hereof.

          "Outstanding," when used with respect to Instruments, means as of the date of determination, all Instruments theretofore authenticated and delivered under this Indenture, except:



               (1) Instruments theretofore canceled by the Trustee or
   delivered to the Trustee for    cancellation;

               (2) Instruments for whose payment or redemption money and/or Eligible Obligations in the necessary amount have theretofore been deposited in trust with the Trustee or any Paying Agent (other than the Company) or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Instruments; provided that, if such Instruments are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

               (3) Instruments which have been paid pursuant to Section 306 hereof or in exchange for or in lieu of which other Instruments have been authenticated and delivered pursuant to this Indenture, other than any such Instruments in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Instruments are held by a bona fide purchaser in whose hands such Instruments are valid obligations of the Company;

   provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Instruments have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (1) the principal amount of an Original Issue Discount Instrument that shall be deemed to be Outstanding shall be equal to the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof pursuant to Section 502 hereof, and (2) Instruments owned by the Company or any other obligor upon the Instruments or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Instruments which the Trustee knows to be so owned shall be so disregarded. Instruments so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Instruments and that the pledgee is not the Company or any other obligor upon the Instruments or any Affiliate of the Company or of such other obligor.

          "Paying Agent" means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Instruments on behalf of the Company.

          "Periodic Offering" means an offering of Instruments of a series from time to time, the specific terms of which Instruments, including, without limitation, the rate or rates of interest, if any, thereon, the Stated Maturity or Maturities thereof and the redemption provision, if any, with respect thereto, are to be determined by the Company or its agents upon the issuance of such Instruments.

          "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or other entity or government or any agency or political subdivision thereof.

          "Place of Payment" when used with respect to Instruments of any series means the place or places where the principal of (and premium, if



   any) or interest on the Instruments of such series is payable, which place shall be, unless otherwise specified pursuant to Section 301 hereof, the corporate trust office of the Trustee in Philadelphia, Pennsylvania.

          "Predecessor Instrument" of any particular Instrument means every previous Instrument evidencing all or a portion of the same debt as that evidenced by such particular Instrument; and, for the purposes of this definition, any Instrument authenticated and delivered under Section 306 hereof in exchange for or in lieu of a mutilated, destroyed, lost or stolen Instrument shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Instrument.

          "Redemption Date," when used with respect to any Instrument or portion thereof to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

          "Redemption Price," when used with respect to any Instrument or portion thereof to be redeemed, means the price at which it is to be redeemed as determined by or pursuant to this Indenture.

          "Regular Record Date" for the interest payable on any Interest Payment Date on the Instruments of any series means the date specified for that purpose as contemplated by Section 301 hereof.

          "SEC" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

          "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307 hereof.

          "Stated Maturity," when used with respect to any Instrument or any installment of principal thereof or interest thereon, means the date specified in such Instrument as the fixed date on which the principal of such Instrument or such installment of principal thereof or interest thereon is due and payable.

          "Subsidiary" means a corporation more than 50% of the outstanding voting capital stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries.

          "Trust Indenture Act" means the Trust Indenture Act of 1939, and any reference herein to the Trust Indenture Act or a particular provision thereof shall mean such Act or provision, as the case may be, as amended or replaced from time to time or as supplemented from time to time by rules or regulations adopted by the SEC under or in furtherance of the purposes of such act or provision, as the case may be.

          "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, "Trustee" as used with respect to the Instruments of any series shall mean the Trustee with respect to the Instruments of such series.



   SECTION 102.     Compliance Certificates and Opinions.

          Except as otherwise expressly provided in this Indenture, upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished. Each such Officers' Certificate and Opinion of Counsel shall comply with
   Section 314(e) of the Trust Indenture Act.

   SECTION 103.     Form of Documents Delivered to Trustee.

          In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

          Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, public officials or an officer or officers of the Company, provided that any certificate or opinion of, or representation by, an officer affecting the Company shall state that the information with respect to such factual matters is in the possession of the Company, unless such counsel actually knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

          Where any Person is required to make, give or execute two or more applications, requests, demands, authorizations, directions, notices, waivers, consents, certificates, statements, opinions or other instruments under this Indenture, such instruments may, but need not, be consolidated and form one instrument.

   SECTION 104.     Acts of Holders.

          Any request, demand, authorization, direction, notice, consent, waiver or other action provided by or pursuant to this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is



   hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as an "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 315 of the Trust Indenture Act) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

          The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him or her the execution thereof. Where such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority to so execute such instrument or writing. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other reasonable manner which the Trustee deems sufficient.

          The ownership of Instruments shall be proved by the Instrument
   Register.

          Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Instrument shall bind every future Holder of the same Instrument and the Holder of every Instrument issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, any Instrument Registrar, any Paying Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Instrument.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to sign any instrument evidencing or embodying an Act of the Holders. If a record date is fixed, those Persons who were Holders at such record date (or their duly appointed agents), and only those Persons, shall be entitled to sign any such instrument evidencing or embodying an Act of the Holders or to revoke any such instrument previously signed, whether or not such Persons continue to be Holders after such record date.

   SECTION 105.     Notices, Etc., to Trustee and Company.

          Except as otherwise specifically provided herein, any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

               (1) The Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust
          Administration; or

               (2) The Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise



          herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at 550 Route 202-206, Bedminster, New Jersey 07921, Attention:
          Corporate Secretary, or at any other address previously furnished in writing to the Trustee by the Company.

   SECTION 106.     Notice to Holders; Waiver.

          Where this Indenture provides for notice to the Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at such Holder's address as it appears in the Instrument Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to the Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders and any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by the Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          In any case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

   SECTION 107.     Conflict with Trust Indenture Act.

          If any provision hereof limits, qualifies or conflicts with any duties under any required provision of the Trust Indenture Act imposed hereon by Section 318(c) thereof, such required provision shall control.

   SECTION 108.     Effect of Headings and Table of Contents.

          The Article and Section headings herein and the Table of Contents hereof are for convenience only and shall not affect the construction hereof.

   SECTION 109.     Successors and Assigns.

          All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

   SECTION 110.     Separability Clause.

          In case any provision in this Indenture or in the Instruments shall be, or be deemed to be, invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof and thereof shall not in any way be affected or impaired thereby.

   SECTION 111.     Benefits of Indenture.




          Nothing contained in this Indenture or in the Instruments, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Instrument Registrar, any Authenticating Agent and their respective successors hereunder, and the Holders of Instruments, any benefit or any legal or equitable right, remedy or claim under this Indenture.

   SECTION 112.     Governing Law.

          This Indenture and the Instruments shall be governed by and construed in accordance with the laws of the State of New York.

   SECTION 113.     Legal Holidays.

          In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Instrument shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Instruments) payment of principal of (and premium, if any, on) and interest on such Instrument need not be made on such date, but may be made on the next succeeding Business Day (and without any interest or other payment in respect of such delay) except that, with respect to any Interest Payment Date, if such Instrument is a LIBOR Instrument and such succeeding Business Day is in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the Interest Payment Date, Redemption Date or at the Stated Maturity.

   SECTION 114. Incorporators, Stockholders, Officers and Directors of the Company Exempt from Individual Liability.

          No recourse under or upon any obligation, covenant or agreement of this Indenture or any indenture supplemental hereto or of any Instrument or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder or under any indenture supplemental hereto are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors, as such, of the Company or of any successor corporation, because of the creation of the indebtedness hereby authorized, under any indenture supplemental hereto or under or by reason of the obligations, covenants or agreements contained in this Indenture, under any indenture supplemental hereto, or in any of the Instruments or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture, under any indenture supplemental hereto or in any of the Instruments or implied therefrom are hereby expressly waived and released as a condition of, and as consideration for, the execution of this Indenture and the issuance of such Instruments.




   SECTION 115.     Duplicate Originals.

          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                                   ARTICLE TWO
                                Instrument Forms

   SECTION 201.     Forms Generally.

          The Instruments of each series shall be in substantially the form as shall be established in or pursuant to Board Resolutions or Officers' Certificates pursuant to Board Resolutions or in one or more indentures supplemental hereto, in each case, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or such indentures supplemental hereto and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any applicable law or the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Instruments, as evidenced by their execution of the Instruments. If the form of Instruments of any series is established by action taken pursuant to Board Resolutions or Officers' Certificates pursuant to Board Resolutions, such Officers' Certificates, if any, setting forth such form, together with the Board Resolutions, shall be delivered to the Trustee and any Authenticating Agent at or prior to the delivery of the Company Order contemplated by Section 303 hereof for the authentication and delivery of such Instruments.

          The definitive Instruments shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Instruments may be listed, all as determined by the officers executing such Instruments, as evidenced by their execution of such Instruments. In addition, any definitive Global Instruments may also be typewritten or mimeographed as determined by the officers executing such Global Instruments, as evidenced by their execution of such Global Instruments.

   SECTION 202.     Form of Trustee's Certificate of Authentication.

          Subject to Section 610 hereof, the Trustee's certificate of authentication shall be in substantially the following form:

          This is one of the Instruments of the series designated herein referred to in the within-mentioned Indenture.

                         FIRST FIDELITY BANK, NATIONAL ASSOCIATION, as Trustee


                         By __________________________
                            Authorized Signatory

   SECTION 203.     Form of Legend for Global Instruments.





          Any Global Instrument authenticated and delivered hereunder shall bear a legend in substantially the following form:

          "This Instrument is a Global Instrument within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depository or a nominee of a Depository. This Instrument is exchangeable for Instruments registered in the name of a Person other than the Depository or its nominee only in the limited circumstances described in such Indenture, and no transfer of this Instrument (other than a transfer of this Instrument as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in such limited circumstances."

                                  ARTICLE THREE
                                 The Instruments

   SECTION 301.     Amount Unlimited, Issuable in Series

          The aggregate principal amount of Instruments which may be authenticated and delivered under this Indenture is unlimited. The Instruments may be issued from time to time in one or more series.

          There shall be established in or pursuant to Board Resolutions, or Officers' Certificates pursuant to Board Resolutions, or established in one or more indentures supplemental hereto, prior to the issuance of Instruments of any series:

               (1) the title of the Instruments of such series (which shall distinguish the Instruments of such series from all other Instruments);

               (2) any limit upon the aggregate principal amount of the Instruments of such series which may be authenticated and delivered under this Indenture (except for Instruments authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Instruments of such series pursuant to Section 304, 305, 306, 905 or 1107);

               (3) the price or prices at which the Instruments of such series will be offered by the Company (such price or prices to be expressed as a percentage of the principal amount of the Instruments of such series);

               (4)  the Person or Persons (without specific
          identification) to whom interest on Instruments of such series shall be payable on any Interest Payment Date, if other than the Person in whose name that Instrument (or one or more Predecessor Instruments) is registered at the close of business on the Regular Record Date for such interest;

               (5) the date or dates on which the Instruments of such series may be issued and on which the principal of (and premium, if any, on) the Instruments of such series is payable;





               (6) the rate or rates per annum (which may be fixed or floating) at which the Instruments of such series shall bear interest, if any, or the method or methods, if any, by which such rate or rates are to be determined, the date or dates from which such interest, if any, shall accrue, the Interest Payment Dates, if any, on which such interest shall be payable, the Regular Record Dates, if any, for the interest payable on any Interest Payment Date, the rate or rates of interest, if any, payable on overdue installments of principal of (and premium, if any, on) or interest on the Instruments of such series and the basis upon which interest shall be calculated if other than a 360-day year of twelve 30-day months;

               (7) any index or other method used to determine the amounts of principal of (and premium, if any, on) and interest, if any on the Instruments of such series;

               (8) if in addition to or other than the Borough of Manhattan, The City of New York, the place or places where
          (a) the principal of (and premium, if any, on) and interest, if any, on the Instruments of such series shall be payable,
          (b) any of such Instruments may be surrendered for registration of transfer or exchange and (c) notices or demands to or upon the Company in respect of such Instruments and this Indenture may be served; provided, however, that, at the option of the Company, any payment on such Instruments (other than Global Instruments) may be paid by check mailed to the address of the Person entitled thereto as such address shall appear in the Instrument Register on the date of Maturity, with respect to payments of principal or premium (if any), and on the applicable Regular Record Date, with respect to payments of interest; provided further, however, that payment of interest due on Global Instruments will be made in immediately available funds to the Depository for Global Instruments;

               (9) if the Instruments of such series are redeemable or repayable at the option of the Company, the period or periods within which, the price or prices at which and the terms and conditions upon which such Instruments may be redeemed or repaid in whole or in part;

               (10) the obligation, if any, of the Company to redeem or purchase Instruments of such series pursuant to any sinking fund or analogous provisions or at the option of any Holder thereof and the period or periods within which, the price or prices at which and the other terms and conditions upon which such Instruments shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

               (11) if any of the Instruments of such series are issuable upon original issuance in whole or in part in the form of one or more Global Instruments, the Depository for such Global Instrument or Instruments and the circumstances, if any, under which any such Global Instrument may be exchanged for Instruments registered in the name of, and any transfer of such Global Instrument may be registered to, a



          Person other than such Depository or its nominee, if other than as set forth in Section 305 hereof;

               (12) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which Instruments of such series shall be issuable;

               (13) if other than the principal amount thereof, the portion of the principal amount of Instruments of such series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 502 hereof or the method by which such portion is to be determined;

               (14) any Events of Default with respect to Instruments of such series if not set forth herein; and

               (15) any other terms, conditions, rights and preferences (or limitations on such rights and preferences) relating to Instruments of such series.

          All Instruments of any one series shall be substantially identical except as to denomination, number and except as may otherwise be provided in or pursuant to Board Resolutions or Officers' Certificates pursuant to Board Resolutions or in one or more indenture supplemental hereto.

          With respect to Instruments of a series subject to a Periodic Offering, such Board Resolutions or Officers' Certificates or indentures supplemental hereto may provide general terms or parameters for the Instruments of such series and provide either that the specific terms of particular Instruments of such series shall be specified in a Company Order or that such terms shall be determined by the Company or its agents in accordance with a Company Order as contemplated by the proviso of the third paragraph of Section 303 hereof.

   SECTION 302.     Denominations.

          The Instruments of each series shall be issuable in registered form without coupons in such denominations as shall be specified as contemplated by Section 301 hereof. In the absence of any such provisions with respect to the Instruments of any series, the Instruments of such series shall be issuable in denominations of $1,000 and any integral multiple thereof.

   SECTION 303.     Execution, Authentication, Delivery and Dating.

          The Instruments shall be executed on behalf of the Company by its Chairman of the Board, its President, an Executive Vice President, its Chief Financial Officer, its Chief Accounting Officer or a Vice President, under its corporate seal reproduced thereon attested by its Secretary or an Assistant Secretary. The signature of any of these officers on the Instruments may be manual or facsimile.

          Instruments bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery




   of such Instruments or did not hold such offices at the initial issuance date of such Instruments.

          At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Instruments of any series executed by the Company to the Trustee for authentication, together with the Board Resolutions or the Officers' Certificates pursuant to Board Resolutions, or the supplemental indenture with respect to such Instruments referred to in Section 301 hereof and a Company Order for the authentication and delivery of such Instruments; provided, however, that, with respect to such Instruments of a series subject to a Periodic Offering, (1) such Company Order may be delivered by the Company to the Trustee prior to the delivery to the Trustee of such Instruments for authentication and delivery; (2) the Trustee shall authenticate and make available for delivery Instruments of such series for original issue from time to time, in an aggregate principal amount not exceeding the aggregate principal amount established for such series, all pursuant to a Company Order or pursuant to such procedures acceptable to the Trustee as may be specified from time to time by a Company Order; (3) the maturity date or dates, original issue date or dates, interest rate or rates and any other terms of Instruments of such series shall be determined by Company Order or pursuant to such procedures; and (4) if provided for in such procedures, such Company Order may authorize authentication and delivery pursuant to oral or electronic instructions from the Company or its duly authorized agent or agents, which oral instructions shall be promptly confirmed in writing. The Trustee, in accordance with such Company Order, shall authenticate and make available for delivery such Instruments as in this Indenture provided and not otherwise. If the form or forms or terms of the Instruments of the series have been established in or pursuant to one or more Board Resolutions or Officer's Certificates pursuant to Board Resolutions or supplemental indentures each as permitted by Sections 201 and 301 hereof, in authenticating such Instruments, and accepting the additional responsibilities under this Indenture in relation to such Instruments, the Trustee shall be entitled to receive, and (subject to Sections 315(a) through 315(d) of the Trust Indenture Act) shall be fully protected in relying upon, an Opinion of Counsel substantially stating that:

               (1) the form or forms and terms of such Instruments have been established in conformity with the provisions of this Indenture;

               (2) all conditions precedent described herein to the authentication and delivery of such Instruments have been complied with and that such Instruments, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors' rights generally and except to the extent that enforcement thereof may be limited by the application of general principles of equity; and

               (3) to such counsel's knowledge, all laws and governmental requirements in respect of the execution and delivery by the Company of such Instruments have been complied with;




   provided, however, that with respect to Instruments of a series subject to a Periodic Offering, the Trustee shall be entitled to receive such Opinion of Counsel only once at or prior to the time of the first authentication of Instruments of such series and that the opinions described in clauses
   (1) and (2) above may, alternatively, state respectively,

               (x) that, when the terms of such Instruments shall have been established pursuant to a Company Order or pursuant to such procedures as may be specified from time to time by a Company Order, all as contemplated by and in accordance with Board Resolutions or Officers' Certificates pursuant to Board Resolutions or one or more indentures supplemental hereto, as the case may be, such terms will have been duly authorized by the Company and will have been established in conformity with the provisions of this Indenture; and

               (y) that such instruments, when (i) executed by the Company, (ii) authenticated and delivered by the Trustee in accordance with this Indenture, (iii) issued and delivered by the Company, and (iv) paid for, all as contemplated by and in accordance with the aforesaid Company Order or specified procedures, as the case may be, will have been duly issued under this Indenture and will constitute legal, valid and binding obligations of the Company enforceable in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors' rights generally and except to the extent that enforcement thereof may be limited by the application of general principles of equity.

   With respect to Instruments of a series subject to a Periodic Offering, the Trustee may conclusively rely, as to the authorization by the Company of any such Instruments, the form and terms thereof and the legality, validity, binding effect and enforceability thereof, upon the Opinion of Counsel and other documents delivered pursuant to Sections 201 and 301 hereof and this Section, as applicable, at or prior to the time of the first authentication of Instruments of such series unless and until such opinion or other documents have been superseded or revoked or the Trustee shall have actual knowledge that such opinion or other documents are erroneous in any material manner. In connection with the authentication and delivery of Instruments of a series subject to a Periodic Offering, the Trustee shall be entitled to assume that the Company's instructions to authenticate and deliver such instruments do not violate any rules, regulations or orders of any governmental agency or commission having jurisdiction over the Company unless and until the Trustee shall have actual knowledge that such instructions do violate such rules, regulations or orders.

          The Trustee shall not be required to authenticate or to cause an Authenticating Agent to authenticate any Instruments if the issue of such Instruments pursuant to this Indenture will affect the Trustee's own rights, duties or immunities under the Instruments and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee or if the Trustee, being advised by counsel, determines that such action may not lawfully be taken.





          If the Company shall establish pursuant to Section 301 hereof that the Instruments of a series are to be issued in whole or in part in the form of one or more Global Instruments, then the Company shall execute, and the Trustee, shall, in accordance with this Section and a Company Order for the authentication and delivery of a Global Instrument or Instruments of such series, authenticate and make available for delivery one or more Global Instruments that (1) shall represent and shall be denominated in an aggregate amount equal to the aggregate principal amount of the Outstanding Instruments of such series to be represented by such Global Instrument or Instruments, (2) shall be registered in the name of the Depository for such Global Instrument or Instruments or the nominee of such Depository and (3) shall be delivered by the Trustee to such Depository or pursuant to such Depository's instructions.

          Each Depository designated pursuant to Section 301 hereof as the Depository for the Instruments of series issuable in whole or in part in the form of Global Instruments must, at the time of its designation and at all times while it serves as Depository, be a clearing agency registered under the Securities Exchange Act of 1934 (the "Exchange Act").

          Each Instrument shall be dated the date of its authentication.

          No Instrument shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Instrument a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature. Such certificate upon any Instrument shall be conclusive evidence, and the only evidence, that such Instrument has been duly authenticated and delivered hereunder.

          Notwithstanding the foregoing, if any Instrument shall have been duly authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Instrument to the Trustee for cancellation as provided in Section 309 hereof together with a written statement (which need not comply with Section 102 hereof and need not be accompanied by an Opinion of Counsel) stating that such Instrument has never been issued and sold by the Company, for all purposes of this Indenture such Instrument shall be deemed never to have been authenticated and delivered hereunder and shall not be entitled to the benefits of this Indenture.

   SECTION 304.     Temporary Instruments.

          Pending the preparation of definitive Instruments of any series, the Company may execute and deliver to the Trustee and, upon Company Order, the Trustee shall authenticate and make available for delivery, temporary Instruments which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Instruments in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers of the Company executing such Instruments may determine, as evidenced by their execution of such Instruments. Such temporary Instruments may be Global Instruments.

          If temporary Instruments of any series are issued, the Company shall cause definitive Instruments of that series to be prepared without unreasonable delay. After the preparation of definitive Instruments of



   such series, the temporary Instruments of such series shall be exchangeable for definitive Instruments of such series upon surrender of the temporary Instruments of such series at any office or agency of the Company designated pursuant to Section 1002 hereof without charge to the Holder. Upon surrender for cancellation of any one or more temporary Instruments of any series, the Company shall execute and the Trustee shall authenticate and make available for delivery in exchange therefor a like principal amount of definitive Instruments of the same series of authorized denominations. Until so exchanged the temporary Instruments of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Instruments of such series.

   SECTION 305.     Registration; Registration of Transfer and Exchange.

          With respect to each series of Instruments, the Company shall cause to be kept at one of the offices or agencies to be maintained by the Company as provided in Section 1002 hereof a register (herein sometimes referred to as the "Instrument Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of that series of Instruments and of transfers and exchanges of that series of Instruments. Such office or agency shall be the "Instrument Registrar" for that series of Instruments. In the event that the Trustee shall not be the Instrument Registrar, the Instrument Register and the records of the Instrument Registrar relating to the performance of its duties as such shall be open for inspection by the Trustee at all reasonable times. The Trustee is hereby initially appointed as Instrument Registrar for each series of Instruments.

          Upon surrender for registration of transfer of any Instrument of any series at said office or agency for that series, the Company shall execute, and the Trustee shall authenticate and make available for delivery, in the name of the designated transferee or transferees, one or more new Instruments of the same series of any authorized denominations, of a like tenor and aggregate principal amount.

          At the option of the Holder, Instruments of any series may be exchanged for other Instruments of the same series, of any authorized denominations, of a like tenor and aggregate principal amount, upon surrender of the Instruments to be exchanged at any office or agency for such series. Whenever any Instruments are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and make available for delivery, the Instruments which the Holder making the exchange is entitled to receive.

          Notwithstanding the foregoing and except as otherwise provided in or pursuant to this Indenture, any Global Instrument shall be exchangeable pursuant to this Section 305 or Sections 304, 306, 905 and 1107 hereof for Instruments registered in the name of, and a transfer of a Global Instrument of any series may be registered to, any Person other than the Depository for such Instrument or its nominee only if (1) such Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Instrument or if at any time such Depository ceases to be a clearing agency registered under the Exchange Act and the Company within 90 days after receiving such notice or becoming aware that the Depository is no longer so registered, does not appoint a successor Depository for such Global Instrument, (2) the Company executes and delivers to the Trustee a Company Order to the effect that such Global Instrument shall be so exchangeable and the transfer thereof so



   registrable or (3) there shall have occurred and be continuing with respect to the Instruments of such series, an Event of Default or an event which after notice or lapse of time would be an Event of Default. Upon the occurrence in respect of any Global Instrument of any series of any one or more of the conditions specified in clauses (1), (2) or (3) of the preceding sentence or such other conditions as may be specified as contemplated by Section 301 hereof for such series, (a) such Global Instrument may be exchanged in accordance with the foregoing provisions of this Section 305 for an Instrument which is not a Global Instrument and
   (b) in accordance with the foregoing provisions of this Section 305 the transfer of such Global Instrument may be registered to such Persons (including, without limitation, Persons other than the Depository with respect to such series and its nominees) as such Depository shall designate, and the new Instrument or Instruments authenticated and delivered upon such registration of transfer shall not bear the legend specified in Section 203 hereof. Notwithstanding any other provision of this Indenture, any Instrument authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, any Global Instrument shall also be a Global Instrument and shall bear the legend specified in Section 203 hereof except for any Instrument authenticated and delivered in exchange for, or upon registration of transfer of, a Global Instrument pursuant to the preceding sentence.

          All Instruments issued upon any registration of transfer or exchange of Instruments shall be the valid obligations of the Company, evidencing the same debt, and entitling the Holders thereof to the same benefits under this Indenture, as the Instruments surrendered upon such registration of transfer or exchange.

          Every Instrument presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee or the Instrument Registrar for such series of Instruments) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Instrument Registrar (and, if so required by the Trustee, to the Trustee) duly executed, by the Holder thereof or his or her attorney duly authorized in writing.

          No service charge shall be made for any registration of transfer or exchange of Instruments, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Instruments, other than exchanges expressly provided in this Indenture to be made at the Company's own expense or without expense or without charge to Holders.

          The Company shall not be required to (1) issue, register the transfer of or exchange any Instrument of any series during the period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Instruments of that series selected for redemption under Section 1103 hereof and ending at the close of business on the day of such mailing, or (2) register the transfer of or exchange any Instrument so selected for redemption in whole or in part, except the unredeemed portion of Instruments of that series being redeemed in part.

   SECTION 306.     Mutilated, Destroyed, Lost and Stolen Instruments.

          If there shall be delivered to the Company and the Trustee (1) a mutilated Instrument or evidence to their satisfaction of the destruction,



   loss or theft of any Instrument and (2) such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Instrument has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and make available for delivery, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Instrument, a new Instrument of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

          In case any such mutilated, destroyed, lost or stolen Instrument has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Instrument, pay such Instrument.

          Upon the issuance of any new Instrument under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including, without limitation, the fees and expenses of the Trustee) connected therewith.

          Every new Instrument of any series issued pursuant to this Section in exchange for a mutilated Instrument or in lieu of any destroyed, lost or stolen Instrument shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Instrument shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Instruments of that series duly issued hereunder.

          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen
   Instruments.

   SECTION 307.     Payment of Interest; Interest Rights Preserved.

          Unless otherwise provided as contemplated by Section 301 hereof with respect to the Instruments of any series, interest on any Instrument which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Instrument (or one or more Predecessor Instruments) is registered at the close of business on the Regular Record Date for such interest.

          Any interest on any Instrument of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder thereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (l) or (2) below:

               (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Instruments of such series (or their respective Predecessor Instruments) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Instrument of such series and the date of proposed payment, and at the



          same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this Clause. Thereupon, the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Instruments of such series at such Holder's address as it appears in the Instrument Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Instruments of such series (or their respective Predecessor Instruments) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

               (2) The Company may make payment of any Defaulted Interest on the Instruments of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Instruments may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

          Subject to the foregoing provisions of this Section, each Instrument delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Instrument shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Instrument.

   SECTION 308.     Persons Deemed Owners.

          Prior to due presentment of an Instrument for registration of transfer, the Company, the Trustee, any Paying Agent, any Authenticating Agent and any other agent of the Company or the Trustee may treat the Person in whose name such Instrument is registered in the Instrument Register as the owner of such Instrument for the purpose of receiving payment of principal of (and premium, if any on) and (subject to Section 307 hereof) interest on such Instrument and for all other purposes whatsoever, whether or not any payment with respect to such Instrument be overdue, and neither the Company, the Trustee, any Paying Agent, any Authenticating Agent nor any other agent of the Company or the Trustee shall be affected by notice to the contrary.





          None of the Company, the Trustee, any Paying Agent, any Authenticating Agent or any other agent of the Company or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Instrument or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests, and they shall be fully protected in acting or refraining from acting on any information provided by the Depository.

          Notwithstanding the foregoing, with respect to any Global Instrument, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by a Depository or impair, as between a Depository and holders of beneficial interests in any Global Instrument, the operation of customary practices governing the exercise of the rights of the Depository or its nominee as Holder of such Global Instrument.

   SECTION 309.     Cancellation.

          All Instruments surrendered for payment, redemption, registration of transfer or exchange, or for credit against any sinking fund payment, if any, shall, if surrendered to the Company, any Paying Agent, any Authenticating Agent or any other agent of the Company, be delivered to the Trustee or the Instrument Registrar and, if not already canceled, shall be promptly canceled by it. The Company may at any time deliver to the Trustee or the Instrument Registrar for cancellation any Instruments previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Instruments so delivered shall be promptly canceled by the Trustee or the Instrument Registrar. No Instrument shall be authenticated in lieu of or in exchange for any Instruments canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Instruments held by the Trustee or by the Instrument Registrar shall be promptly destroyed and a certificate of destruction shall be delivered to the Company.

   SECTION 310.     Computation of Interest.

          Except as otherwise specified as contemplated by Section 301 hereof for Instruments of any series, interest on the Instruments of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

   SECTION 311.     CUSIP Numbers.

          The Company in issuing the Instruments may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to the Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Instruments or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Instruments, and any such redemption shall not be affected by any defect in or omission of such numbers.

                                  ARTICLE FOUR
                           Satisfaction and Discharge

   SECTION 401.     Satisfaction and Discharge.



          Any Instrument or Instruments, or any portion of the principal amount thereof, shall be deemed to have been paid for all purposes of this Indenture, the entire indebtedness of the Company in respect thereof shall be deemed to have been satisfied and discharged and, if (a) all Instruments issued under and outstanding pursuant to this Indenture have been paid or shall have been deemed paid and (b) the Company so elects, this Indenture shall be discharged and canceled and shall cease to be of any further effect (except as specifically provided for in this Section
   401), if there shall have been irrevocably deposited with the Trustee, in trust:

               (1)  money in an amount which shall be sufficient; or

               (2) in the case of a deposit made prior to the Maturity of such Instruments or portions thereof, Eligible Obligations, which shall not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide moneys which, together with the money, if any, deposited with or held by the Trustee, shall be sufficient; or

               (3) a combination of (1) or (2) which shall be sufficient,

   to pay when due the principal of and premium, if any, and interest, if any, due and to become due on such Instruments or portions thereof; provided, however, that in the case of the provision for payment or redemption of less than all the Instruments of any series, such Instruments or portions thereof shall have been selected by the Instrument Registrar as provided herein and, in the case of a redemption, the notice requisite to the validity of such redemption shall have been given or irrevocable authority shall have been given by the Company to the Trustee to give such notice, under arrangements satisfactory to the Trustee; and provided, further, however, that the Company shall have delivered to the
   Trustee:

               (x) if such deposit shall have been made prior to the Maturity of such Instruments, a Company Order stating that the money and Eligible Obligations deposited with the Trustee in accordance with this Section shall be held by the Trustee, in trust, as provided in Section 402; and

               (y) if Eligible Obligations shall have been deposited with the Trustee, an opinion of an independent public accountant of nationally recognized standing, selected by the Company, to the effect that the requirements set forth in clause (2) above have been satisfied.

          Upon receipt by the Trustee of money or Eligible Obligations, or both, in accordance with this Section, together with the documents required by clauses (x) and (y) above, the Trustee shall, upon receipt of a Company Request, acknowledge in writing that the Instrument or Instruments or portions thereof with respect to which such deposit was made are deemed to have been paid for all purposes of this Indenture, that the entire indebtedness of the Company in respect thereof is deemed to have been satisfied and discharged and, if (a) all Instruments issued



   under and outstanding pursuant to this Indenture have been paid or shall have been deemed paid and (b) the Company so elects in such Company Request, this Indenture shall be discharged and canceled and shall cease to be of any further effect (except as specifically provided for in this Section 401).

          If payment at Stated Maturity of less than all of the Instruments of any series is to be provided for in the manner and with the effect provided in this Section, the Instrument Registrar shall select such Instruments, or portions of principal amount thereof, in the manner specified by Section 1103 hereof for selection for redemption of less than all the Instruments of a series.

          In the event that Instruments which shall be deemed to have been paid as provided in this Section 401 do not mature and are not to be redeemed within the sixty (60) day period commencing with the date of the deposit with the Trustee of moneys or Eligible Obligations, as aforesaid, the Company shall, as promptly as practicable, give a notice, in the same manner as a notice of redemption with respect to such Instruments, to the Holders of such Instruments to the effect that such deposit has been made and the effect thereof.

          Notwithstanding the satisfaction and discharge of any Instruments as aforesaid, the obligations of the Company and the Trustee in respect of such Instruments under Sections 112, 304, 305, 306, 605, 607, 608, 610,
   1002, 1003, 1104, 1203 (as to notice of redemption) hereof and this Article Four shall survive.

          The Company shall pay, and shall indemnify the Trustee and each Holder of Instruments which are deemed to have been paid as provided in this Section against, any tax, fee, or other charge imposed on or assessed against the Eligible Obligations deposited with the Trustee or the principal or interest received by the Trustee in respect of such Eligible Obligations.

          Anything herein to the contrary notwithstanding, if, at any time after an Instrument would be deemed to have been satisfied or discharged pursuant to this Section (without regard to the provisions of this paragraph), the Trustee shall be required to return the money or Eligible Obligations, or combination thereof, deposited with it, as aforesaid, to the Company or its representative under any applicable Federal or State bankruptcy, insolvency, or other similar law, the indebtedness of the Company in respect of such Instrument shall thereupon be deemed retroactively not to have been satisfied and discharged and this Indenture to not have been discharged and canceled and to not have ceased to be of any further effect, as aforesaid, and to remain Outstanding.

   SECTION 402.     Application of Trust Money.

          Subject to the provisions of the last paragraph of Section 1003 hereof, all money deposited with the Trustee pursuant to Section 401 hereof shall be held in trust and applied by it to the payment, either directly or through any Paying Agent (including, without limitation, the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of all sums due and to become due with respect to Instruments for which such money has been deposited for principal of (and premium, if any, on) and interest on such Instruments




   but such money need not be segregated from other funds except to the extent required by law.

   SECTION 403.     Repayment to the Company.

          Upon termination of the trust established pursuant to Section 401 hereof, the Trustee and the Paying Agent shall promptly pay to the Company any excess money or Eligible Obligations held by them.

                                  ARTICLE FIVE
                                     Default

   SECTION 501.     Events of Default.

          "Event of Default," wherever used herein with respect to Instruments of any series, means any one of the following events:

               (1) failure to pay any interest on any Instrument of such series within 30 days after the same becomes due and payable; or

               (2) failure to pay the principal of or premium, if any, on any Instrument of such series at its Maturity; or

               (3) failure to perform in any material respect or breach of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in the performance of which or breach of which is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of one or more series of Instruments other than such series), and continuance of such failure or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Instruments of such series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder, or in the case of any such failure or breach which can be cured but which cannot, with reasonable diligence, be cured within such 90-day period, failure of the Company to proceed with reasonable diligence after receipt of such notice; or

               (4) the entry by a court having jurisdiction in the premises of (a) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (b) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition by one or more Persons other than the Company seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official for the Company, or ordering the winding up or liquidation of its affairs, and any such decree or order for relief or any such other decree



          or order shall have remained unstayed and in effect for a period of 90 consecutive days; or

               (5) the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization, or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in a case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization, or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the consent by it to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of the Company, or the making of it by an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the authorization of such action by the Board of Directors; or

               (6) a default under any bond, debenture, note, or other evidence of indebtedness by the Company (including, without limitation, a default with respect to Instruments of any series) or a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness by the Company (including, without limitation, this Indenture), in each case in excess of $10,000,000 aggregate principal amount, whether such indebtedness now exists or shall hereafter be created, which default shall constitute a failure to pay any portion of the principal of such indebtedness when due and payable after the expiration of any applicable grace period with respect thereto or shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, if (a) there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Instruments of any series a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and (b) within a period of 10 days after said notice is given to the Company, such indebtedness is not discharged or such acceleration is not rescinded or annulled; or

               (7) any other Event of Default specified with respect to Instruments of such series.

   SECTION 502.     Acceleration of Maturity; Rescission and Annulment.

          If an Event of Default with respect to Outstanding Instruments of any series occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 33% in aggregate principal amount of the Outstanding Instruments of that series may declare the principal (or, if the Instruments of that series are Original Issue Discount



   Instruments, such portion of the principal as may be specified in the terms of that series) of all the Instruments of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon any such declaration such principal (or specified portion thereof) shall become immediately due and payable; provided, however, that if an Event of Default shall have occurred and be continuing with respect to more than one series of Instruments, the Trustee or the Holders of not less than 33% in aggregate principal amount of the Outstanding Instruments of all such series, considered as one class, may make such declaration of acceleration, and not the Holders of the Instruments of any one of such series. Upon payment of such amount, all obligations of the Company in respect of the payment of principal of the Instruments of such series shall terminate.

          At any time after such a declaration of acceleration with respect to Instruments of any series has been made and before a judgment or decree for payment of the money due based on such acceleration has been obtained by the Trustee as hereinafter in this Article provided, the Holders of not less than a majority in aggregate principal amount of the Outstanding Instruments of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

               (1) The Company has paid or deposited with the Trustee a sum sufficient to pay:

                    (a)  all overdue installments of interest on
               all Instruments of that series,

                    (b)  the principal of (and premium, if any,
               on) any Instruments of that series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates borne by or provided for in such Instruments,

                    (c)  to the extent that payment of such
               interest is lawful, interest upon overdue installments of interest at the rate or rates borne by or provided for in such Instruments, and

                    (d) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

               (2) All Events of Default with respect to Instruments of that series, other than the nonpayment of the principal of Instruments of that series which has become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513 hereof.

          If an Event of Default shall have occurred and be continuing with respect to more than one series of Instruments, the Trustee or the Holders of not less than a majority in aggregate principal amount of the outstanding Instruments of all such series, considered as one class, may rescind and annul such declaration of acceleration, and not the Holders of the Instruments of any one of such series. No such rescission shall affect any subsequent default or impair any right consequent thereon.



          Upon receipt by the Trustee of any written notice of declaration of acceleration, or rescission and annulment thereof, with respect to Instruments of a series all or part of which is represented by a Global Instrument, from the Holders of less than the requisite principal amount of Outstanding Instruments of such series, the Trustee shall establish a record date for determining the Holders of Outstanding Instruments of such series entitled to join in such written notice of declaration of acceleration, or rescission and annulment, as the case may be, which record date shall be at the close of business on the day the Trustee receives such written notice of declaration of acceleration, or rescission and annulment, as the case may be. The Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such written notice of declaration of acceleration, or rescission and annulment, as the case may be, whether or not such Holders remain the Holders after such record date; provided, however, that unless such declaration of acceleration, or rescission and annulment, as the case may be, shall have become effective by virtue of the requisite percentage having been obtained prior to the day which is 90 days after such record date, such written notice of declaration of acceleration, or rescission and annulment, as the case may be, shall automatically and without further action by any Holder be canceled and of no effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, of Instruments of any series from giving, (1) after expiration of such 90-day period, a new written notice of declaration of acceleration, or rescission and annulment thereof, as the case may be, that is identical to a written notice of declaration of acceleration, or rescission and annulment thereof, which has been canceled pursuant to the proviso to the preceding sentence, or (2) during any such 90-day period, an additional written notice of declaration of acceleration with respect to any other Event of Default with respect to Instruments of such series, or an additional written notice of rescission and annulment of any declaration of acceleration with respect to any other Event of Default with respect to Instruments of such series, in either of which events a new record date shall be established pursuant to the provisions of this Section 502 in respect of such new or additional written notice of declaration of acceleration, or rescission and annulment, as the case may be.

   SECTION 503.     Collection of Indebtedness and Suits for Enforcement by
                    Trustee.

          The Company covenants that if

               (1) default is made in the payment of any installment of interest on any Instrument of any series when such interest becomes due and payable and such default continues for a period of 30 days, or

               (2) default is made in the payment of the principal of (or premium, if any, on) any Instrument of any series at the Maturity thereof,

   the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of Instruments of such series, the whole amount then due and payable on Instruments of such series for principal of (and premium, if any) and interest on, with interest upon the overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rate or rates borne by or provided for in such Instruments; and, in addition



   thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including, without limitation, the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Instruments and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Instruments, wherever situated.

          If an Event of Default with respect to Instruments of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of the Instruments of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or such Instruments or in aid of the exercise of any power granted herein or therein, or to enforce any other proper remedy.

   SECTION 504.     Trustee May File Proofs of Claim.

          In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Instruments or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of any Instruments of any series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any overdue principal, premium or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

               (1) to file and prove a claim for the whole amount of principal of (or with respect to Original Issue Discount Instruments, such portion of the principal amount as may be specified in the terms of such Instruments), and premium, if any, and interest owing and unpaid in respect of the Instruments and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including, without limitation, any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

               (2) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

   and any custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the



   reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 605 hereof.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Instruments or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

   SECTION 505.     Trustee May Enforce Claims Without Possession of
                    Instruments.

          All rights of action and claims under this Indenture or the Instruments may be prosecuted and enforced by the Trustee without the possession of any of the Instruments or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Instruments in respect of which such judgment has been recovered.

   SECTION 506.     Application of Money Collected.

          Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Instruments and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

               FIRST: To the payment of all amounts due the Trustee and any predecessor Trustee under Section 605 hereof;

               SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any, on) and interest on the Instruments in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Instruments for principal (and premium, if any) and interest, respectively; and

               THIRD: The balance, if any, to the Person or Persons entitled thereto, or as a court of competent jurisdiction may direct.

   SECTION 507.     Limitation on Suits.

          No Holder of any Instrument of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

               (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to Instruments of that series;



               (2) the Holders of not less than 33% in aggregate principal amount of the Outstanding Instruments of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

               (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

               (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

               (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Instruments of that series; it being understood and intended that no one or more Holders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture or any Instrument to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of Instruments.

   SECTION 508. Unconditional Right of Holders to Receive Principal, Premium and Interest.

          Notwithstanding any other provision in this Indenture, the Holder of any Instrument shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 307 hereof) interest, if any, on such Instrument on the respective Stated Maturities specified in such Instrument (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment on such respective date, and such right shall not be impaired or affected without the consent of such Holder.

   SECTION 509.     Restoration of Rights and Remedies.

          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

   SECTION 510.     Rights and Remedies Cumulative.

          Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Instruments in the last paragraph of Section 306 hereof, no right or remedy herein conferred upon



   or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

   SECTION 511.     Delay or Omission Not Waiver.

          No delay or omission of the Trustee or of any Holder of any Instrument to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

   SECTION 512.     Control by Holders.

          The Holders of a majority or more in aggregate principal amount of the Outstanding Instruments of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Instruments of such series, provided, however, that if an Event of Default shall have occurred and be continuing with respect to more than one series of Instruments, the Holders of a majority or more in aggregate principal amount of the Outstanding Instruments of all such series, considered as one class, shall have the right to make such direction, and not the Holders of the Instruments of any one of such series; provided, further, however, that

               (1) such direction shall not be in conflict with any rule of law, with this Indenture or with the Instruments of any such series,

               (2) the Trustee may take any other action it deems proper which is not inconsistent with such direction, and

               (3) such direction is not unduly prejudicial to the rights of the other Holders of Instruments of such series not joining in such action.

          Upon receipt by the Trustee of any written notice directing the time, method or place of conducting any such proceeding or exercising any such trust or power with respect to Instruments of a series all or part of which is represented by a Global Instrument and if such direction is from Holders of less than a majority in aggregate principal amount of Outstanding Instruments of such series, a record date shall be established for determining Holders of Outstanding Instruments of such series entitled to join in such notice, which record date shall be at the close of business on the day the Trustee receives such notice. The Trustee shall give notice to the Holders of record on such record date informing such Holders of the Trustee's receipt of such written notice directing the time, method or place of conducting any proceeding or exercising any trust or power and informing such Holders of the record date for determining Holders entitled to join in such written notice directing the time, method or place of conducting any proceeding or exercising any trust or power.



   The Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such notice whether or not such Holders remain Holders after such record date; provided, however, that unless the Holders of a majority or more in aggregate principal amount of the Outstanding Instruments of such series (or, with respect to more than one series of Instruments, the Holders of a majority in aggregate principal amount of the Outstanding Instruments of all such series, considered as one claim) shall have joined in such notice prior to the day which is 90 days after such record date, such notice shall automatically and without further action by any Holder be canceled and of no effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, (a) after expiration of such 90-day period, a new notice identical to a notice which has been canceled pursuant to the proviso to the preceding sentence, or (b) during any such 90-day period, a new direction contrary to or otherwise different from such direction, in either of which events a new record date shall be established pursuant to the provisions of this Section 512 in respect of such new direction.

   SECTION 513.     Waiver of Past Defaults.

          The Holders of not less than a majority in aggregate principal amount of the Outstanding Instruments of any series may, on behalf of the Holders of all the Instruments of such series, waive any past default and its consequences, hereunder with respect to such series, except a default

               (1) in the payment of the principal of (or premium, if any) or interest, if any, on any Instrument of such series, or


               (2) in respect of a covenant or provision hereof which under Article Nine cannot be amended or modified without the consent of the Holder of each Outstanding Instrument of such series affected.

          If a past default shall have occurred with respect to more than one series of Instruments, the Trustee or the Holders of not less than a majority in aggregate principal amount of the Outstanding Instruments of all such series, considered as one class, may waive such past default and its consequence, except as set forth in subparagraph (1) and (2) of the immediately preceding paragraph, and not the Holders of the Instruments of any one of such series.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to waive any past default hereunder. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to waive any default hereunder, whether or not such Holders remain Holders after such record date; provided, however, that unless such majority in aggregate principal amount shall have waived such default prior to the date which is 90 days after such record date, any such waiver previously given by a Holder shall automatically and without further action by any such Holder be canceled and of no effect.

          Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.



   SECTION 514.     Undertaking for Costs.

          All parties to this Indenture agree, and each Holder of any Instrument by his or her acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit, other than the Trustee, of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including, without limitation, reasonable attorney's fees and expenses at trial and on appeal, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, that the provisions of this Section shall not apply to any suit instituted by the Trustee or any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Instruments of any series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Instrument on or after the respective Stated Maturities specified in such Instrument (or, in the case of redemption, on or after the Redemption Date).

   SECTION 515.     Waiver of Stay or Extension Laws.

          The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                  ARTICLE SIX
                                   The Trustee

   SECTION 601.     Certain Rights of Trustee.

          Subject to the rights, duties and responsibilities of the Trustee set forth in Sections 315(a) through 315(d) of the Trust Indenture Act:

               (1) the Trustee may, in the absence of bad faith on its part, rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

               (2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order unless otherwise specifically provided herein (in each case, other than delivery of any Instrument to the Trustee for authentication and delivery pursuant to Section 303 hereof, which shall be sufficiently evidenced as provided therein) and any



          resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

               (3) whenever in the administration of this Indenture the Trustee shall reasonably deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

               (4) the Trustee may consult with counsel of its selection and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

               (5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by or pursuant to this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

               (6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine, during business hours and upon reasonable notice, the books, records and premises of the Company, personally or by agent or attorney;

               (7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

               (8) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; and

               (9) the Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.








   SECTION 602.     Not Responsible for Recitals or Issuance of Instruments.

          The recitals contained herein and in the Instruments, except in the certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Instruments, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Instruments and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility on Form T-l supplied to the Company are true and accurate, subject to the qualifications set forth therein. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of the Instruments or the proceeds thereof.

   SECTION 603.     May Hold Instruments.

          The Trustee, any Paying Agent, Authenticating Agent, Instrument Registrar or any other agent of the Trustee or the Company, in its individual or any other capacity, may become the owner or pledgee of Instruments and, subject to Sections 310(b) and 311 of the Trust Indenture Act, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Authenticating Agent, Instrument Registrar or such other agent.

   SECTION 604.     Money Held in Trust.

          Except as provided in Section 1003 hereof, money held by the Trustee or any Paying Agent in trust hereunder need not be segregated from other funds except to the extent required by law. Neither the Trustee nor any Paying Agent shall be under any liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

   SECTION 605.     Compensation and Reimbursement.

          The Company agrees:

               (1) to pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

               (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel and any Authenticating Agent), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

               (3)  to indemnify each of the Trustee or any
          predecessor Trustee and their respective agents for, and to hold them harmless against, any and all loss, damages,



          claims, liability or expense, including, without limitation, taxes (other than taxes on the income of the Trustee) incurred without negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including, without limitation, the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder.

          As security for the performance of the obligations of the Company under this Section, the Trustee shall have a lien prior to the Instruments upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any, on) or interest on the Instruments.

          When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(4) hereof or Section 501(5) hereof, the expenses (including, without limitation, the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of the administration under any applicable Federal or State bankruptcy, insolvency or other similar law.

          The provisions of this Section shall survive the termination of this Indenture.

   SECTION 606.     Corporate Trustee Required; Eligibility.

          There shall at all times be a Trustee hereunder which shall be a corporation permitted by the Trust Indenture Act to act as trustee under an indenture qualified under the Trust Indenture Act and that has a combined capital and surplus (computed in accordance with Section 310(a)(2) of the Trust Indenture Act) of at least $100,000,000. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

   SECTION 607.     Resignation and Removal; Appointment of Successor.

          No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 608 hereof.

          The Trustee may resign at any time with respect to the Instruments of one or more series by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Instruments of such series.

          The Trustee may be removed at any time with respect to the Instruments of any series by Act of the Holders of a majority in aggregate principal amount of the Outstanding Instruments of such series, delivered to the Trustee and to the Company.

          If at any time:



               (1) the Trustee shall fail to comply with the obligations imposed upon it under Section 310(b) of the Trust Indenture Act with respect to any series of Instruments after written request therefor by the Company or by any Holder who has been a bona fide Holder of an Instrument of such series for at least six months, or

               (2)  the Trustee shall cease to be eligible under
          Section 606 hereof with respect to any series of Instruments and shall fail to resign after written request therefor by the Company or by any such Holder, or

               (3) the Trustee shall become incapable of acting with respect to any series of Instruments or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (a) the Company by or pursuant to a Board Resolution may remove the Trustee with respect to all Instruments or the Instruments of such series, or (b) subject to Section 315(e) of the Trust Indenture Act, any Holder who has been a bona fide Holder of an Instrument of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee with respect to such series.

          If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Instruments of one or more series, the Company, by or pursuant to a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Instruments of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Instruments of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Instruments of any particular series) and shall comply with the applicable requirements of Section 608 hereof. If, within one year after such resignation, removal or incapability or the occurrence of such vacancy, a successor Trustee with respect to the Instruments of any series shall be appointed by Act of the Holders of a majority in aggregate principal amount of the Outstanding Instruments of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 608 hereof, become the successor Trustee with respect to the Instruments of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Instruments of any series shall have been so appointed by the Company or the Holders of Instruments of such series and accepted appointment in the manner required by Section 608 hereof, any Holder who has been a bona fide Holder of an Instrument of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Instruments of such series.





          The Company shall give notice of each resignation and each removal of the Trustee with respect to the Instruments of any series and each appointment of a successor Trustee with respect to the Instruments of any series by mailing written notice of such event by first-class mail, postage prepaid, to all Holders of Instruments of such series as their names and addresses appear in the Instrument Register at the time of such event. Each notice shall include the name of the successor Trustee with respect to the Instruments of such series and the address of its Corporate Trust Office.

   SECTION 608.     Acceptance of Appointment by Successor.

          In the case of the appointment hereunder of a successor Trustee with respect to all Instruments, such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective, and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its claim, if any, provided for in Section 605 hereof.

          In the case of the appointment hereunder of a successor Trustee with respect to the Instruments of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Instruments of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Instruments of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Instruments, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Instruments of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture, the resignation or removal of the retiring Trustee shall become effective to the extent provided therein, such retiring Trustee shall, with respect to the Instruments of that or those series to which the appointment of such successor Trustee relates, have no further responsibility for the exercise of rights and powers or for the performance of the duties and obligations vested in the Trustee under this Indenture other than as hereinafter set forth, and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and



   duties of the retiring Trustee with respect to the Instruments of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Instruments of that or those series to which the appointment of such successor Trustee relates.

          Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the two preceding paragraphs of this Section, as the case may be.

          No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

   SECTION 609.     Merger, Conversion, Consolidation or Succession to
                    Business.

          Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Instruments shall have been authenticated, but not delivered, by the Trustee then in office with respect to such series of Instruments, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Instruments so authenticated with the same effect as if such successor Trustee had itself authenticated such Instruments.

   SECTION 610.     Appointment and Qualification of Authenticating Agent.

          At any time when any of the Instruments remain Outstanding, the Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Instruments which shall be authorized to act on behalf of the Trustee to authenticate Instruments of that or those series issued upon original issue, exchange, registration of transfer or partial redemption thereof or pursuant to Section 306 hereof, and Instruments so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Instruments by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent.

          Each such Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation that would be permitted by the Trust Indenture Act to act as trustee under an indenture qualified under the Trust Indenture Act, is authorized under applicable law and its charter to act as an Authenticating Agent and has a combined capital and



   surplus (computed in accordance with Section 310(a)(2) of the Trust Indenture Act) of at least $50,000,000. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

          Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of any Authenticating Agent, shall continue to be the Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent. In case any Instruments shall have been authenticated, but not delivered, by the Authenticating Agent then in place with respect to such series of Instruments, any successor by merger, conversion or consolidation to such Authenticating Agent may adopt such authentication and deliver the Instruments so authenticated with the same effect as if such successor Authenticating Agent had itself authenticated such Instruments.

          Any Authenticating Agent may resign at any time by giving written notice of resignation to the Trustee and to the Company. The Trustee at any time may, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee promptly shall terminate the agency of any such Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company. Upon such a resignation or termination, the Trustee may appoint a successor Authenticating Agent which must be acceptable to the Company and which must meet the eligibility requirements of this Section. The Trustee shall mail notice of such appointment to all Holders of Instruments of the series with respect to which such Authenticating Agent will serve as the names and addresses of such Holders appear in the Instrument Register at the time of such event. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent.

          The provisions of Sections 104, 308, 601 and 602 hereof shall also be applicable to any Authenticating Agent.

          The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, to reimburse it for all reasonable expenses, disbursements and advances incurred or made by it (each as may be agreed to in writing by the Company) and to indemnify it for and hold it harmless against any loss, liability or expense incurred hereunder to the same extent as the Company is required to pay the Trustee under Section 605 hereof, and the Trustee shall have no obligation with respect to such expenses, disbursements, advances or indemnities.

          If an appointment with respect to one or more series of Instruments is made pursuant to this Section, the Instruments of such series may have endorsed thereon, in addition to or in lieu of the Trustee's certificate of authentication, an alternate certificate of authentication in the following form:



          This is one of the Instruments of the series designated herein referred to in the within-mentioned Indenture.

                              FIRST FIDELITY BANK, NATIONAL ASSOCIATION, as Trustee

                              By
                                as Authenticating Agent

                              By
                                Authorized Officer

                                  ARTICLE SEVEN
                Holders' Lists and Reports by Trustee and Company

   SECTION 701.     Company to Furnish Trustee Names and Addresses of
                    Holders.

          In accordance with Section 312(a) of the Trust Indenture Act, the Company will furnish or cause to be furnished to the Trustee with respect to the Instruments of each series (1) semiannually, either (a) not later than June 30 and December 31 in each year in the case of Original Issue Discount Instruments which by their terms bear interest only after maturity, or (b) not later than 15 days after each Regular Record Date in the case of Instruments of any other series, if and so long as Instruments of such series are Outstanding, and (2) at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request, a list in such form as the Trustee may reasonably require containing all the information in the possession or control of the Company, or any of its Paying Agents other than the Trustee, as to the names and addresses of the Holders of such series; provided, however, that no such list need be furnished if the Trustee shall be the Instrument Registrar. Any such list shall be dated as of a date not more than 15 days prior to the time such information is furnished or caused to be furnished and need not include information received after such date; provided, further, however, that with respect to any list furnished pursuant to subclause
   (1) (b) above, any such list shall be dated as of the Regular Record Date.

   SECTION 702.     Preservation of Information; Communications to Holders.

          The Trustee shall comply with the obligations imposed upon it pursuant to Section 312 of the Trust Indenture Act.

          Every Holder of Instruments, by receiving and holding the same, agrees with the Company and the Trustee that none of the Company, the Trustee, any Paying Agent or any Instrument Registrar shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 312 of the Trust Indenture Act, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 312(b) of the Trust Indenture Act.







   SECTION 703.     Reports by Trustee.

          Within 60 days after May 15 of each year, if required by Section 313(a) of the Trust Indenture Act, the Trustee shall transmit, pursuant to
   Section 313(c) of the Trust Indenture Act, a brief report dated as of such May 15 with respect to any of the events specified in said Section 313(a) which may have occurred since the later of the immediately preceding May 15 and the date of this Indenture.

          The Trustee shall transmit the reports required by Section 313(b)(2) of the Trust Indenture Act at the times specified therein.

          Reports pursuant to this Section shall be transmitted in the manner and to the Persons required by Sections 313(c) and 313(d) of the Trust Indenture Act.

   SECTION 704.     Reports by Company.

          The Company, pursuant to Section 314(a) of the Trust Indenture Act, shall:

               (1) file with the Trustee, within 15 days after the Company is required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which the Company may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of such Sections, then it shall file with the Trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

               (2) file with the Trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

               (3) transmit to the Holders within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section 704 as may be required by rules and regulations prescribed from time to time by the SEC.






                                  ARTICLE EIGHT
           Consolidation, Merger, Conveyance, Transfer, Sale or Lease

   SECTION 801.     Company May Consolidate, Etc., Only on Certain Terms.

          The Company, without the consent of the Holders of the Outstanding Instruments, may dissolve or convey, transfer, sell, lease or otherwise dispose of all or substantially all of its properties and assets to any Person, and may consolidate with or merge into another Person or permit one or more other Persons to consolidate or merge into it, if the surviving, resulting or transferee corporation:

               (1) is the Company or

               (2) if other than the Company,

                      (a) is organized and existing under the laws of the United States of America, any state thereof or the District of Columbia;

                      (b) such corporation shall expressly assume, by an indenture (or indentures, if at such time there is more than one Trustee) supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any, on) and interest, if any, on all the Instruments and the performance of every other covenant of this Indenture on the part of the Company to be performed or observed; and

                      (c) immediately after giving effect to such transaction, no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing.

   and either the Company or the successor corporation or Person shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer, sale, lease or other disposition and such supplemental indenture, if applicable, comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

   SECTION 802.     Successor Corporation Substituted.

          Upon any consolidation or merger or conveyance, sale, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company in accordance with Section 801 hereof, the successor corporation or Person formed by such consolidation or into which the Company is merged or to which such conveyance, sale, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation or Person had been named as the Company herein; and thereafter, except in the case of a lease, the predecessor corporation shall be released from all obligations and covenants under this Indenture and the Instruments.






                                  ARTICLE NINE
                             Supplemental Indentures

   SECTION 901.     Supplemental Indentures Without Consent of Holders.

          Without the consent of any Holders, the Company (when authorized by or pursuant to a Board Resolution) and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

               (1) to evidence the succession of another corporation to the Company and the assumption by any such successor of the obligations of the Company hereunder and under the Instruments; or

               (2) to add to the covenants of the Company for the benefit of the Holders of all or any series of Instruments (and if such covenants are to be for the benefit of less than all series of Instruments, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company; or

               (3) to add any additional Events of Default with respect to all or any series of Instruments (as shall be specified in such supplemental indenture); or

               (4) to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Instruments in bearer form, registrable or not registrable as to principal, and with or without interest coupons; or

               (5) to change or eliminate any of the provisions of this Indenture; provided, however, that any such change or elimination shall become effective only when there is no Instrument Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; or

               (6)  to secure the Instruments; or

               (7) to establish the form or terms of Instruments of any series as permitted by Sections 201 and 301 hereof; or

               (8) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Instruments of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 608 hereof; or

               (9) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided such action shall not



          adversely affect the interests of the Holders of Instruments of any series in any material respect; or

               (10) to effect or reflect any amendment or amendments to the Trust Indenture Act after the date of this Indenture, which amendment or amendments require changes to this Indenture, require the incorporation herein of additional provisions or permit changes to, or require the elimination of, provisions which, at the date of this Indenture or at anytime thereafter, were required by the Trust Indenture Act to be contained herein.

   SECTION 902.     Supplemental Indentures with Consent of Holders.

          With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Instruments of all series affected by such supplemental indenture (all such series considered as one class), by Act of said Holders delivered to the Company and the Trustee, the Company (when authorized by or pursuant to a Board Resolution) and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Instruments of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Instrument affected thereby,

               (1) change the Stated Maturity of the principal of, or premium, if any, on or installment of interest on, any Instrument, or reduce the principal amount thereof or the rate of interest thereon or any premium payable thereon, or change the method of calculating the rate of interest on any Instrument, or reduce the amount of the principal of an Original Issue Discount Instrument that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502 hereof, or change the Place of Payment where, or the coin or currency in which, any Instrument or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or

               (2) reduce the percentage in principal amount of the Outstanding Instruments of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

               (3) modify any of the provisions of this Section or Sections 513 or 1008 hereof, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding instrument affected thereby.




          A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Instruments, or which modifies the rights of the Holders of Instruments of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Instruments of any other series.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided, however, that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given by a Holder shall automatically and without further action by any such Holder be canceled and of no effect.

          It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

   SECTION 903.     Execution of Supplemental Indentures.

          As a condition to executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 315 of the Trust Indenture Act) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

   SECTION 904.     Effect of Supplemental Indentures.

          Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of an Instrument theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

   SECTION 905.     Reference in Instruments to Supplemental Indentures.

          Instruments of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Instruments of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and made available for delivery by the Trustee in exchange for Outstanding Instruments of such series without charge to the Holders.

   SECTION 906.     Conformity with Trust Indenture Act.



          Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

                                   ARTICLE TEN
                                    Covenants

   SECTION 1001.    Payment of Principal, Premium and Interest.

          The Company will duly and punctually pay the principal of (and premium, if any) and interest on the Instruments of each series in accordance with the terms of the Instruments of such series and this Indenture.

   SECTION 1002.    Maintenance of Office or Agency.

          The Company will maintain an office or agency in each Place of Payment for any series of Instruments where Instruments of that series may be presented or surrendered for payment, where Instruments of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Instruments of that series and this Indenture may be served. Unless otherwise designated by the Company in written notice to the Trustee, such office or agency shall be the Corporate Trust Office of the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee and, effective at that time, the Company hereby appoints the Trustee as its agent to receive all presentations, surrenders, notices and demands under this Indenture.

          In addition to such office or agency, the Company may also from time to time designate one or more other offices or agencies in one or more other cities where the Instruments of one or more series may be presented or surrendered for any or all the purposes specified above in this Section and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

   SECTION 1003.    Money for Instrument Payments to Be Held in Trust.

          If the Company shall at any time act as its own Paying Agent with respect to any series of Instruments, it shall, on or before each due date of the principal of (and premium, if any, on) or interest on any of the Instruments of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay such principal (and premium, if any,) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

          Whenever the Company shall have one or more Paying Agents for any series of Instruments, it shall, on or prior to each due date of the principal of (and premium, if any) or interest on any Instruments of that series, deposit with any Paying Agent for that series a sum sufficient to pay such principal (and premium, if any,) or interest so becoming due,



   such sum to be held in trust for the benefit of the Persons entitled thereto and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of its action or failure so to act.

          The Company shall cause each Paying Agent for any series of Instruments, other than the Trustee, to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent shall:

               (1) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Instruments of that series in trust for the ratable benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

               (2) give the Trustee notice of any default by the Company (or any other obligor upon the Instruments of that series) in the making of any payment of principal of (and premium, if any, on) or interest on the Instruments of that series; and

               (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

          The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Instrument of any series and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Instrument shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before making any such repayment, may at the expense of the Company, mail to the Holders at their addresses as set forth in the Instrument Register at such time, or cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation at each Place of Payment with respect to Instruments of such series, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days or more than 60 days from the date of such publication or mailing, any unclaimed balance of such money then remaining shall be repaid to the Company.

   SECTION 1004.    Corporate Existence.



          Subject to Article Eight hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and material franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders of the Instruments.

   SECTION 1005.    Maintenance of Properties.

          The Company shall cause (or, with respect to property owned in common with others, make reasonable effort to cause) all its properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and shall cause (or, with respect to property owned in common with others, make reasonable effort to cause) to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as, in the judgment of the Company, may be necessary so that the business carried on in connection therewith may be properly conducted; provided, however, that nothing in this Section shall prevent the Company from discontinuing, or causing the discontinuance of, the operation and maintenance of any of its properties if such discontinuance is, in the judgment of the Board of Directors, desirable in the conduct of its business and is not disadvantageous in any material respect to the Holders of the Instruments.

   SECTION 1006.    Statement as to Compliance.

          The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, a written statement (which need not be contained in or accompanied by an Officers' Certificate) signed by the Chief Executive Officer, Chief Financial Officer or Chief Accounting Officer of the Company, stating, as to such signer thereof, that

               (1) a review of the activities of the Company during such year and of its performance under this Indenture has been made under his or her supervision; and

               (2) to the best of his or her knowledge, based on such review, (A) the Company is in compliance with all of its conditions and covenants under this Indenture or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to him or her and the nature and status thereof, and
          (B) no event has occurred and is continuing which is, or after notice or lapse of time or both would become, an Event of Default or, if such an event has occurred and is continuing, specifying each such event known to him or her and the nature and status thereof.

          The Company shall deliver to the Trustee, within 10 days after the occurrence thereof, written notice of any event of which the Company's Chief Executive Officer, Chief Financial Officer, or Chief Accounting Officer has actual knowledge, which event is, or after notice or lapse of time or both would become, an Event of Default.

   SECTION 1007.    Negative Pledge.





          The Company shall not create, assume, incur, or suffer to be created, assumed, or incurred or to exist any mortgage, lien, pledge, charge or encumbrance of any kind (other than Excepted Encumbrances) upon any property of any character of the Company (other than Excepted Property), whether owned at the date hereof or hereafter acquired, to secure indebtedness for borrowed money without either making effective provision whereby the Instruments of all series shall be directly secured equally and ratably with the indebtedness secured by such mortgage, lien, pledge, charge or encumbrance, or depositing with the Trustee, as collateral for the Instruments, bonds or other evidences of indebtedness of the Company secured by such lien; provided, however, that this restriction shall not be applicable to nor prevent:

               (1) the pledging by the Company of any property or assets as security for the payment of any tax, assessment or other similar charge demanded of the Company by any governmental authority or public body so long as the Company in good faith contests its liability to pay the same, or as security to be deposited with any governmental authority or public body for any purpose at any time required by law or governmental regulation as a condition to the transaction of any business or the exercise of any franchise, grant, privilege, license or right;

               (2) the pledging by the Company of any property or assets for the purposes of securing a stay or discharge or for any other purpose in the course of any legal proceeding in which the Company is a party; provided, however, that the fair market value, in the good faith opinion of the Board of Directors, of such property or assets at the time of such pledge, together with (a) the fair market value, in the good faith opinion of the Board of Directors, of any other property or assets so pledged (at the time such other property or assets was pledged) plus (b) the fair market value, in the good faith opinion of the Board of Directors, of any property or assets pledged pursuant to paragraph (4) below (at the time such property or assets was pledged), does not exceed $25,000,000 in the aggregate;

               (3) any mortgage, lien, pledge, charge or encumbrance on any property or asset in favor of the United States of America, any State or any department, agency, instrumentality or political subdivision of any such jurisdiction, securing industrial revenue bonds, the interest on which is exempt from Federal income tax under
          Section 103 of the Internal Revenue Code or any successor provision; provided, however, that such bonds shall be issued for the purpose of financing the construction or improvement of such property or asset; and provided, further, that such mortgage, lien, pledge, charge or encumbrance is a condition to the issuance of such bonds;

               (4) mortgages, liens, pledges, charges or encumbrances arising in the ordinary course of its business which (a) do not secure indebtedness for borrowed money and (b) do not in the aggregate materially detract from the value of its properties or assets or materially impair the use thereof in the operation of its business; provided, however, that the



          fair market value, in the good faith opinion of the Board of Directors, of any property or assets so pledged (at the time of such pledge), together with (i) the fair market value, in the good faith opinion of the Board of Directors, of any other property or assets so pledged (at the time such other property or assets was pledged) plus (ii) the fair market value, in the good faith opinion of the Board of Directors, of any property or assets pledged pursuant to paragraph (2) above (at the time such property or assets was pledged), does not exceed $25,000,000 in the aggregate;

               (5) making good faith deposits in connection with tenders, contracts or leases to which the Company is a party; or

               (6) the pledging by the Company of any property or assets in connection with the incurrence of indebtedness (under circumstances not otherwise excepted from the operation of this Section) in aggregate principal amount not exceeding 3% of the Company's net tangible utility assets at any time outstanding.

          Any instrument creating a lien in favor of the Holders pursuant to the requirements of this Section shall contain reasonable and customary provisions for the enforcement of such lien and for the release of, or substitution for, the property subjected to such lien. Such lien shall be evidenced by an appropriate instrument or instruments executed and delivered to the Trustee (or to the extent legally necessary, to another trustee as additional or separate trustee). The Trustee, subject to the provisions of Section 102 hereof, may receive an Opinion of Counsel as conclusive evidence that any such instrument is in customary form and complies with the foregoing provisions of this paragraph; and the Trustee shall not be under any duty or responsibility to any Holder with respect to the form, validity or enforceability of any such instrument which it may accept in reliance in good faith upon any such opinion.

          The term "Excepted Encumbrances" as used herein shall mean as of any particular time any of the following:

               (1) mortgages, liens, pledges, charges or encumbrances in existence on the date hereof;

               (2) liens for taxes, assessments of governmental charges not delinquent and liens for worker's compensation awards and similar obligations not delinquent and liens for taxes, assessments or governmental charges delinquent but the validity of which is being contested at the time by the Company in good faith by appropriate proceedings;

               (3) any liens securing indebtedness neither assumed nor guaranteed by the Company nor on which it customarily pays interest, existing in or relating to real estate or rights in real estate acquired by the Company distribution system or right-of-way purposes or in connection with its usual operations;

               (4) easements, rights of way, restrictions, exceptions or reservations in or affecting any property or asset of the



          Company created for the purpose of roads, railroads, railroadside tracks, electric lines, pipe liens, sewers, water and gas transmission and distribution mains, conduits, transmission, distribution, or communication lines or for the joint or common use of real property and equipment and other like purposes, building and use restrictions and defects and irregularities of title to, or leases of, any property or asset of the Company which do not materially impair the use of such property or asset as an entirety in the operation of the business of the Company;

               (5) undetermined liens and charges incidental to current construction, including, without limitation, mechanic's, laborers', materialmen's and similar liens;

               (6) any obligations or duties affecting the properties or assets of the Company to any municipality or public authority with respect to any franchise, grant, license, permit or certificate;

               (7) rights reserved to or vested in any municipality or public authority to control or regulate any property or asset of the Company or to use such property in a manner which does not materially impair the use of such property or asset for the purposes for which it is held by the Company;

               (8) any irregularities in or deficiencies of title to any rights of way for distribution mains or pipes and/or appurtenances to any thereto or other improvements thereon and to any real estate used or to be used primarily for right of way purposes, which do not materially affect the use of such property or asset by the Company in the normal course of its business;

               (9) purchase money mortgages, liens, pledges or security interests (which term for purposes of this subsection (9) shall include conditional sale agreements or other title retention agreements) upon or in property or assets acquired after the date of this Indenture (provided that the same is created concurrently with the acquisition of such property or assets by the Company), provided that no such mortgage, lien, pledge or security interest extends or shall extend to or cover any property or assets of the Company other than the property or assets then being acquired and fixed improvements then or thereafter erected thereon;

               (10) leases made, or existing on property or assets acquired, in the ordinary course of business;

               (11) any mortgage, lien, pledge, charge or encumbrance of any corporation existing at the time such corporation is merged or consolidated with or into the Company and not created in contemplation of such event;

               (12) any mortgage, lien, pledge, charge or encumbrance existing on any property or asset at the time of the acquisition thereof by the Company and not created in



          contemplation of such acquisition, and any mortgage, lien, pledge, charge or encumbrance on any property or asset acquired or constructed by the Company and created not later than the date of (a) such acquisition or completion of such construction or (b) commencement of full operation of such property or asset, whichever is later;

               (13) the liens of any judgment in an aggregate amount not in excess of $250,000; and

               (14)  zoning laws and ordinances.

          The term "Excepted Property" as used herein shall mean (1) cash, bonds, stocks, obligations, and other securities (including, without limitation, securities issued by Subsidiaries of the Company); (2) choses in action, accounts receivable, unbilled revenues, judgments and other evidences of indebtedness and contracts, leases and operating agreements;
   (3) stock in trade, merchandise, equipment, apparatus, materials or supplies and other personal property manufactured or acquired for the purpose of sale and/or resale in the usual course of business or consumable in the operation of any of the properties or businesses of the Company or held for the purpose of repair or replacement; (4) timber, gas, fuel oil, electric energy, minerals (including, without limitation, developed and undeveloped natural gas reserves and natural gas in underground storage or otherwise), liquefied natural gas, propane gas, synthetic fuel, mineral rights and royalties; (5) materials or products generated, manufactured, stored, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business; and (6) office furniture and equipment, tools, rolling stock, buses, motor coaches, trucks and automobiles and other vehicles and aircraft.

   SECTION 1008.    Waiver of Certain Covenants.

          The Company may omit in any particular instance to comply with any covenant or condition set forth in Sections 801, 1004, 1005 and 1007 with respect to the Instruments of any series if before or after the time for such compliance the Holders of not less than a majority in aggregate principal amount of the Instruments of all such series at the time Outstanding (all such series considered as one class) shall, by Act of such Holders, either waive such compliance in each instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to waive any such covenant or condition. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to waive any such covenant or condition hereunder, whether or not such Holders remain Holders after such record date; provided that unless the Holders of a majority in aggregate principal amount of the Outstanding Instruments of such series shall have waived such covenant or condition prior to the date which is 90 days after such record date, any such waiver by a Holder previously given shall automatically and without further action by such Holder be canceled and of no further effect.



                                 ARTICLE ELEVEN
                            Redemption of Instruments

   SECTION 1101.    Applicability of Article.

          Redemption of Instruments of any series at the election of the Company as permitted or required by the terms of such Instruments shall be made in accordance with the terms of such Instruments and (except as otherwise specified as contemplated by Section 301 hereof for Instruments of any series) in accordance with this Article.

   SECTION 1102.    Election to Redeem; Notice to Trustee.

          The election of the Company to redeem any Instruments shall be evidenced by a Board Resolution or a Company Order pursuant to a Board Resolution. In case of any redemption at the election of the Company of less than all the Instruments of any series, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Instruments of such series to be redeemed. In the case of any redemption of Instruments subject to any condition on such redemption provided in the terms of such Instruments or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers' Certificate evidencing satisfaction of such condition.

   SECTION 1103.    Selection by Trustee of Instruments to Be Redeemed.

          If less than all the Instruments of any series are to be redeemed, the particular Instruments to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Instruments of such series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal amount of Instruments of such series; provided, however, that no such partial redemption shall reduce the portion of the principal amount of an Instrument not redeemed to less than the minimum authorized denomination for Instruments of that series. In any case where multiple Instruments of such series are registered in the same name, the Trustee shall treat the aggregate principal amount so registered as if it were represented by one Instrument of such series. If the Instruments to be redeemed consist of Instruments having different Stated Maturities or different rates of interest or methods of computing interest, then the Company may, by written notice to the Trustee, direct that the Instruments of such series to be redeemed shall be selected from among groups of such Instruments having specified Stated Maturities or rates of interest or methods of computing interest and the Trustee shall thereafter select the particular Instruments to be redeemed in the manner set forth above from among the groups of such Instruments so specified.

          The Trustee shall promptly notify the Company and the Instrument Registrar (if other than itself) in writing of the Instruments selected for redemption and, in the case of any Instrument selected for partial redemption, the principal amount thereof to be redeemed.

          For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Instruments shall relate, in the case of any Instruments redeemed or to be redeemed only in



   part, to the portion of the principal amount of such Instruments which has been or is to be redeemed.

   SECTION 1104.    Notice of Redemption.

          Notice of redemption shall be given in the manner provided in
   Section 106 hereof, not less than 30 or more than 60 days prior to the Redemption Date, unless a shorter period is specified in the Instruments of a Series to be redeemed, to each Holder of Instruments to be redeemed at such Holder's address appearing in the Instrument Register just prior to the time the notice of redemption is to be sent.

          All notices of redemption shall state:

               (1)  the Redemption Date,

               (2)  the Redemption Price,

               (3) if less than all the Outstanding Instruments of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Instruments to be redeemed,

               (4) that on the Redemption Date, the Redemption Price will become due and payable upon each such Instrument or portion thereof to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,

               (5) the place or places where such Instruments are to be surrendered for payment of the Redemption Price,

               (6) that the redemption is for a sinking fund, if such is the case, and

               (7)  the CUSIP number, if any.

          Notice of redemption of Instruments to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

   SECTION 1105.    Deposit of Redemption Price.

          On or prior to any Redemption Date, the Company shall deposit in trust with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in
   Section 1003 hereof) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment
   Date) accrued interest, if any, on, all the Instruments to be redeemed on that Redemption Date.


   SECTION 1106.    Instruments Payable on Redemption Date.

          Notice of redemption having been given as aforesaid, the Instruments so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the



   Redemption Price and accrued interest, if any, thereon) such Instruments shall cease to bear interest. Upon surrender of any such Instrument for redemption in accordance with said notice, such Instrument shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Instruments, or one or more Predecessor Instruments, registered as such at the close of business on the Regular Record Dates therefor according to their terms and the provisions of
   Section 307 hereof.

          If any Instrument called for redemption shall not be so paid upon surrender thereof for redemption, the principal thereof (and premium, if any, thereon) shall, until paid, bear interest from the Redemption Date at the rate or rates prescribed therefor in such Instrument.

   SECTION 1107.    Instruments Redeemed in Part.

          Any Instrument which is to be redeemed only in part shall be surrendered at an office or agency of the Company designated for that purpose pursuant to Section 1002 hereof (with, if the Company, the Trustee or the Instrument Registrar so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company, the Trustee and the Instrument Registrar duly executed by the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute, and the Trustee or the Authenticating Agent shall authenticate and make available for delivery to the Holder of such Instrument, without service charge, a new Instrument or Instruments of the same series, of like tenor and of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Instrument so surrendered. If a Global Instrument is so surrendered, the Company shall execute, and the Trustee or the Authenticating Agent shall authenticate and make available for delivery to the Depository for such Global Instrument as shall be specified in the Company Order with respect thereto, without service charge, a new Global Instrument in a denomination equal to and in exchange for the unredeemed portion of the principal of the Global Instrument so surrendered.

                                 ARTICLE TWELVE
                                  Sinking Funds

   SECTION 1201.    Applicability of Article.

          The provisions of this Article shall be applicable to any sinking fund for the retirement of any Instruments of a series required by the terms of such Instrument (except as otherwise specified as contemplated by Section 301 hereof for Instruments of such series).

          The minimum amount of any sinking fund payment provided for by the terms of the Instruments of any series is herein referred to as a "mandatory sinking fund payment," and any payment in excess of such minimum amount provided for by the terms of Instruments of any series is herein referred to as an "optional sinking fund payment." If provided for by the terms of Instruments of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 1202 hereof. Each sinking fund payment shall be applied to the redemption of




   Instruments of any series as provided for by the terms of Instruments of such series.

   SECTION 1202.    Satisfaction of Sinking Fund Payments with Instruments.

          The Company may, in satisfaction of all or any part of any sinking fund payment with respect to the Instruments of any series to be made pursuant to the terms of such Instruments, (1) deliver Outstanding Instruments of such series (other than any previously called for redemption) and (2) apply as a credit Instruments of such series which have been redeemed (or called for redemption and for which the Redemption Price, together with accrued interest, if any, has been deposited pursuant to Section 1105 hereof) either at the election of the Company pursuant to the terms of such Instruments or through the application of permitted optional sinking fund payments pursuant to the terms of such Instruments; provided that such Instruments have not been previously so credited. Such Instruments shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Instruments for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

   SECTION 1203.    Redemption of Instruments for Sinking Fund.

          Not less than 60 days prior to each sinking fund payment date for any series of Instruments, the Company will deliver to the Trustee an Officers' Certificate specifying the amount of the next ensuing sinking fund payment for Instruments of that series pursuant to the terms of the Instruments of that series, the portion thereof, if any, which is to be satisfied by payment of cash, the portion thereof, if any, which is to be satisfied by delivering Instruments of such series (other than any previously called for redemption), the portion thereof, if any, which is to be satisfied by crediting Instruments of such series which have been redeemed (or called for redemption and for which the Redemption Price, together with accrued interest, if any, has been deposited pursuant to
   Section 1105 hereof) and which have not been previously so credited, as permitted by Section 1202 hereof, and the optional amount, if any, to be added in cash to the next ensuing mandatory sinking fund payment, and will also deliver to the Trustee any Instruments to be credited and not theretofore so delivered. If such Officers' Certificate shall specify an optional amount be added to the next ensuing mandatory sinking fund payment, the Company shall thereupon be obligated to pay the amount therein specified. Not less than 45 days before each such sinking fund payment date the Trustee shall select the Instruments to be redeemed upon such sinking fund payment date in the manner specified in Section 1103 hereof and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 1104 hereof. The Company shall deposit the amount of cash, if any, required for such sinking fund payment in the manner provided in Section 1105 hereof. Such notice having been duly given, the redemption of such Instruments shall be made upon the terms and in the manner stated in Sections 1106 and 1107 hereof.










               IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                        NUI CORPORATION



                                        BY:______________________
                                           Name:
                                           Title:

   (SEAL)
   Attest:___________________
                Name:
                Title:


                                        FIRST FIDELITY BANK,
   NATIONAL ASSOCIATION,
                                        as Trustee



                                        BY:______________________
                                           Name:
                                           Title:




   (SEAL)
   Attest:_______________________
                Name:
                Title:

























   STATE OF [NEW JERSEY]  )
                               )  SS.:
   COUNTY OF [SOMERSET]   )


          I hereby certify, that on this day before me, an officer duly authorized in the State aforesaid and in the County aforesaid to take acknowledgements, personally appeared
                       and                   , respectively, of NUI
   Corporation, a corporation organized and existing under the laws of the State of New Jersey, to me personally known, or has produced ______________________________ as identification, and known to me to be
   the               and                , respectively, of said corporation,
   who executed the foregoing instrument, and acknowledged before me that the same was executed in the name and on behalf of said corporation.

          WITNESS my hand and official seal in the County and State last
   aforesaid, this   day of        , 1994.



                                        Notary Public
                                        Name:

   (Notarial Seal)

   My Commission Expires:
   Commission Serial Number:

































   STATE OF [NEW JERSEY]  )
                               )  SS.:
   COUNTY OF [ESSEX]   )


          I hereby certify, that on this day before me, an officer duly authorized in the State aforesaid and in the County aforesaid to take acknowledgements, personally appeared
                       and                   , respectively, of First
   Fidelity Bank, National Association, a national bank organized, existing and authorized to accept and execute trusts of the character herein set out under and by virtue of the laws of the United States, to me personally known, or has produced ______________________________ as identification,
   and known to me to be the             and                , respectively,
   of said corporation, who executed the foregoing instrument, and acknowledged before me that the same was executed in the name and on behalf of said corporation.

          WITNESS my hand and official seal in the County and State last
   aforesaid, this   day of        , 1994.



                                        Notary Public
                                        Name:

   (Notarial Seal)

   My Commission Expires:
   Commission Serial Number:




























